Exhibit 99.5

Vincent P. Slusher, State Bar No. 00785480
vince.slusher@dlapiper.com
DLA PIPER LLP (US)
1717 Main Street, Suite 4600
Dallas, Texas 75201
Telephone:  (214) 743-4572
Facsimile:   (972) 813-6267

Gregg M. Galardi, NY Bar No. 4535506

gregg.galardi@dlapiper.com

James C. Knox, NY Bar No. 4373213
jamie.knox@dlapiper.com
Gabriella L. Zborovsky, NY Bar No. 4851614

gabriella.zborovsky@dlapiper.com

Sarah E. Castle, NY Bar No. 4932240

sarah.castle@dlapiper.com

DLA PIPER LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

Chris L. Dickerson

chris.dickerson@dlapiper.com

Jeremy R. Hall

jeremy.hall@dlapiper.com

DLA Piper LLP (US)

203 N. LaSalle Street, Suite 1900

Chicago, Illinois 60601

Telephone:  (312) 368-4000

Facsimile:  (312) 236-7516

Proposed Attorneys for Reddy Ice Holdings, Inc. and
Reddy Ice Corporation, Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§
	§	Case Nos.: 12- and 12-
REDDY ICE HOLDINGS, INC. and	§
REDDY ICE CORPORATION,	§	Chapter 11
§
Debtors.	§	Joint Administration Pending

JOINT PLAN OF REORGANIZATION OF REDDY ICE HOLDINGS, INC. AND REDDY ICE CORPORATION

Dated: April 11, 2012

E.	Reddy Holdings General Unsecured Claim Settlement Payments	34

F.	Estimation of the Subordinated 510(b) Claims	34

G.	New Stockholders’ Agreement	34

H.	Corporate Existence	34

I.	Reorganized Company’s Boards of Directors	35

J.	Employee Benefits	35

K.	New Management Incentive Plan	35

L.	Vesting of Assets in the Reorganized Company	36

M.	Restructuring Transactions	36

N.	Pursuit of Arctic Acquisition	36

O.	Corporate Action	36

P.	Effectuating Documents; Further Transactions	37

Q.	Section 1146 Exemption from Certain Taxes and Fees	37

R.	D&O Liability Insurance Policies	38

S.	Indemnification Agreements	38

T.	Preservation of Causes of Action	38

U.	Single Satisfaction of Claims	39

V.	Non-Voting Equity Securities	39

W.	Change in Control	39

ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		40

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	40

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	40

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	41

D.	Insurance Policies	41

E.	Modifications, Amendments, Supplements, Restatements or Other Agreements	41

F.	Reservation of Rights	42

G.	Contracts and Leases Entered Into After the Petition Date	42

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS		42

A.	Record Date for Distributions	42

B.	Timing and Calculation of Amounts to Be Distributed	42

C.	Disbursing Agent	44

D.	Rights and Powers of Disbursing Agent	44

E.	Distributions on Account of Claims Allowed After the Effective Date	44

F.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	45

G.	Withholding and Reporting Requirements	46

H.	Setoffs	46

I.	Claims Paid or Payable by Third Parties	47

J.	Allocation of Distributions Between Principal and Unpaid Interest	48

ARTICLE VIII PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		48

A.	Prosecution of Objections to Claim	48

B.	Allowance of Claims	48

C.	Distributions After Allowance	48

D.	Estimation of Claims	48

E.	Deadline to File Objections to Claims	49

ARTICLE IX SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS		49

A.	Compromise and Settlement of Claims, Interests and Controversies	49

B.	Mutual Releases by the Debtors and the Released Parties	49

C.	Releases by Holders of Claims or Interests of Reddy Corp.	50

D.	Releases by Holders of Claims or Interests of Reddy Holdings	51

E.	Exculpation	52

F.	Discharge of Claims and Termination of Interests	52

G.	Injunction	52

H.	Term of Injunctions or Stays	54

I.	Protection Against Discriminatory Treatment	54

J.	Release of Liens	54

ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE		55

A.	Conditions Precedent to Confirmation	55

B.	Conditions Precedent to the Effective Date	55

C.	Waiver of Conditions	56

D.	Effect of Failure of Conditions	56

ARTICLE XI MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN		57

A.	Modification and Amendments	57

B.	Effect of Confirmation on Modifications	57

C.	Revocation or Withdrawal of the Plan	57

ARTICLE XII RETENTION OF JURISDICTION		58

ARTICLE XIII MISCELLANEOUS PROVISIONS		60

A.	Immediate Binding Effect	60

B.	Additional Documents	60

C.	Reservation of Rights	60

D.	Successors and Assigns	61

E.	Service of Documents	61

F.	Entire Agreement	62

G.	Payment of Statutory Fees	62

H.	Severability of Plan Provisions	62

I.	Exhibits	63

J.	Votes Solicited in Good Faith	63

K.	Closing of Chapter 11 Cases	63

L.	Conflicts	63

TABLE OF EXHIBITS AND APPENDICES

INTRODUCTION

Reddy Ice Holdings, Inc. and Reddy Ice Corporation respectfully propose the following joint plan of reorganization.  Capitalized terms used in the Plan (as defined below) and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW

A.                       Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form:

1.        “2003 Merger Consideration Claim” means any Claim related to Reddy Corp.’s obligation to distribute consideration under the Agreement and Plan of Merger dated as of May 12, 2003, by and among CAC Holdings Corp., Cube Acquisition Corp., and Packaged Ice, Inc., in an amount not to exceed $565,000.

2.        ‘‘Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees (including success fees) for legal, financial advisory, accounting and other services and obligations for reimbursement of expenses rendered or incurred before the Effective Date that are unpaid and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code by any retained Professional in the Chapter 11 Cases, or that are unpaid and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not denied by a Final Order, all to the extent that any such fees and expenses have not been previously paid.  To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.  For the avoidance of doubt, Accrued Professional Compensation shall not include any accrued, contingent and/or unpaid fees for services and obligations for reimbursement of expenses rendered or incurred before the Effective Date by any Person retained pursuant to the Ordinary Course Professional Order and authorized to be compensated thereunder without filing a fee application.

3.        “Acquisition Closing Total Share Number” means the total number of shares of Reorganized Reddy Holdco Common Stock and of Reorganized Reddy Holdco Preferred Stock issued and outstanding as of immediately following the consummation of the Arctic Acquisition and the distribution of the Old Reddy Equity Acquisition Closing Shares and the Second Lien Acquisition Closing Shares, which total number shall be determined as the quotient of (a) the sum of (i) $112,500,000 plus (ii) the aggregate number of shares of Old Reddy Common Stock that are to receive cash, and not Reorganized Reddy Holdco Common Stock, pursuant to the Plan multiplied by the Old Reddy Equity Initial Closing Cash Amount plus (iii) $4,076,959 multiplied by the Old Reddy Equity Election Percentage plus (iv) the Investor Acquisition Closing Amount divided by (b) $7.1377853.

4.        “Ad Hoc Discount Noteholder Group” means those certain holders of Discount Notes that are party to the Plan Support Agreement.

5.        “Ad Hoc Noteholder Group” means those certain holders of First Lien Notes and Second Lien Notes that are party to the Plan Support Agreement.

6.        ‘‘Administrative Claim” means a (1) Claim for payment of costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a), 331 or 363 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and through the Effective Date; (c) all fees and charges assessed against the Estates pursuant to chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1-4001; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code; and (2) the Indenture Trustee Claims, without any requirement for filing fee applications in the Chapter 11 Cases.

7.        ‘‘Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

8.        ‘‘Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

9.        ‘‘Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the expiration of an applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or the Reorganized Company or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an ‘‘Allowed Claim” under (i) above (the expiration of an applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.  An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law.  Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, ‘‘Allowed Claim” shall not, for purposes of distributions under the Plan, include interest on such Claim accruing from and after the Petition Date.

10.      “Amended First Lien Notes Indenture” means that certain indenture that will govern the First Lien Notes after the Effective Date, substantially in the form attached hereto as Exhibit G, whether accomplished pursuant to a supplement to the First Lien Notes Indenture, or an amendment and restatement or replacement of the First Lien Notes Indenture.

11.      “Arctic” means Arctic Glacier Income Fund and its direct and indirect subsidiaries that are debtors in a proceeding under the CCAA, pending before the Court of Queen’s Bench Winnipeg Centre, and in a case under chapter 15 of title 11 of the United States Code pending in the United States Bankruptcy Court for the District of Delaware.

12.      “Arctic Acquisition” means, with respect to Arctic, a transaction that results in the Reorganized Company’s direct or indirect acquisition in any manner, including by way of a tender offer, exchange offer, merger, consolidation, share exchange, joint venture, partnership, dissolution, liquidation, recapitalization, reorganization, other business combination or similar transaction, of beneficial ownership of at least 70% of the equity securities entitled to vote generally in the election of directors calculated on a fully-diluted basis, taking into account any securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise) on an as-converted, exchanged or exercised basis, or of all or substantially all of the consolidated assets of Arctic and its Subsidiaries taken as a whole.

13.      “Arctic Acquisition Discount Notes Payment” has the meaning set forth in Article V.D.

14.      “Arctic Acquisition Discount Notes Payment Date” has the meaning set forth in Article V.D.

15.      “Arctic Termination” means (a) the Company’s final determination, with the consent of the Sponsor in its sole discretion, to abandon or no longer pursue the potential Arctic Acquisition or (b) if earlier, an Arctic Acquisition being consummated by a third party.

16.      ‘‘Avoidance Actions” means causes of action or rights arising under sections 510I, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

17.      ‘‘Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

18.      ‘‘Bankruptcy Court” means the United States Bankruptcy Court having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court in such jurisdiction.

19.      ‘‘Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code, 28 U.S.C. §§ 1-4001, as well as the general and local rules of the Bankruptcy Court.

20.      “Business Day” means any day, excluding Saturday, Sunday or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

21.      “CCAA” means Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C 36, as amended.

22.      ‘‘Cash” means legal tender of the United States of America or the equivalent thereof.

23.      ‘‘Causes of Action” means any action, proceeding, agreement, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage,

judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law.  Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any claim listed in the Plan Supplement.

24.      ‘‘Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to both Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court under Case No. 12-               (      ).

25.      “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

26.      “Claim Objection Bar Date” means such date or other period of limitation, if any, as may be specifically fixed by an order of the Bankruptcy Court for objecting to Claims.

27.      “Class” means a category of holders of Claims or Interests as set forth in Article III.

28.      “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

29.      “Company” means Reddy Holdings together with its wholly owned subsidiary, Reddy Corp., prior to and after commencement of these Chapter 11 Cases through the Effective Date.

30.      “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

31.      “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

32.      “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

33.      “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

34.      “Consummation” means the occurrence of the Effective Date.

35.      “Corporate Governance Documents” means, collectively, the articles of incorporation, by-laws and other corporate organization documents of the Debtors and the Reorganized Company, the forms of which shall be acceptable to the Sponsor.

36.      “Courage Capital” means Courage Capital Management, LLC.

37.      “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or both the Debtors and to permit the Debtors to assume that contract or lease under sections 365(a) or 1123 of the Bankruptcy Code.

38.      “D&O Liability Insurance Policies” means all insurance policies of the Company or their current or past officers, directors, and managers providing liability coverage for the Company and such officers, directors and/or managers.

39.      “DTC” means the Depositary Trust Company.

40.      “Debtor” means one of the Debtors, in its individual capacity as a debtor and debtor in possession in these Chapter 11 Cases.

41.      “Debtors” means, collectively, Reddy Ice Holdings, Inc. and Reddy Ice Corporation.

42.      “DIP Agent” means the administrative agent and collateral agent named in the DIP Loan Agreement, which, as of the Petition Date, is Macquarie.

43.      “DIP Facility” means the credit facility or facilities established pursuant to the DIP Loan Agreement.

44.      “DIP Facility Claim” means any Claim arising under or in connection with the DIP Facility.  The DIP Facility Claim shall be Allowed in the principal amount borrowed pursuant to the DIP Facility, plus interest, fees and expenses and, for the avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

45.      “DIP Lenders” means the banks, financial institutions and other lender parties to the DIP Loan Agreement from time to time, each in their capacity as such.

46.      “DIP Loan Agreement” means (i) that certain Senior Secured Priming Debtor-in-Possession Credit Agreement by and between the Debtors, Macquarie, as Agent and certain lenders signatory thereto, dated on or about the Petition Date, in an amount not to exceed Seventy Million Dollars ($70,000,000) and (ii) such other loan or credit agreements, security agreements, pledge agreements, guarantees, or similar agreements or instruments executed and delivered by the Debtor relating to or executed and delivered pursuant to such agreement, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements, as amended by the parties thereto and approved by the Bankruptcy Court.

47.      “DIP Order” means the Final Order of the Bankruptcy Court approving the DIP Facility or, if such a Final Order has not been entered, the order entered by the Bankruptcy Court approving the DIP Facility on an interim basis.

48.      “Disallowed” means, with respect to a Claim within a particular Class, a Disallowed Claim of the type described in such Class.

49.      “Disallowed Claim” means any Claim against the Debtors that has been disallowed, in whole or in part, by Final Order or written agreement between the Debtors and the holder of such Claim, to the extent of such disallowance.

50.      “Disbursing Agent” means the Reorganized Company or the Person or Persons chosen by the Reorganized Company to make or facilitate distributions pursuant to the Plan.

51.      “Disclosure Statement” means the written disclosure statement entitled Disclosure Statement Soliciting Acceptances of a Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated April 11, 2012, that relates to the Plan, as amended, supplemented or modified from time to time, and that is prepared and distributed in accordance with applicable nonbankruptcy law, as well as section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

52.      “Discount Notes” means the 10.5% Senior Discount Notes due 2012 issued by Reddy Holdings pursuant to the Discount Notes Indenture.

53.      “Discount Notes Claim” means any Claim arising under or in connection with the Discount Notes.

54.      “Discount Notes Claim Distributions” means the distributions to the holders of Allowed Discount Notes Claims, including, but not limited to, the issuance of the Discount Notes Promissory Notes, as set forth in greater detail in Articles III.D and V.D.

55.      “Discount Notes Indenture” means the Indenture dated as of October 27, 2004, by and between Reddy Holdings and the Discount Notes Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of July 28, 2005, as further supplemented by the Second Supplemental Indenture dated as of March 3, 2010.

56.      “Discount Notes Indenture Trustee” means, U.S. Bank National Association, or any trustee successor thereto, solely in its capacity as set forth under the Discount Notes Indenture, and/or its duly appointed successor solely in such capacity.

57.      “Discount Notes Indenture Trustee Claim” means any Claim of the Discount Notes Indenture Trustee for reasonable and documented fees, expenses, disbursements and advances under the terms of the Discount Notes Indenture (including, but not limited to, the reasonable documented fees, costs and expenses incurred by the Discount Notes Indenture Trustee’s professionals).

58.      “Discount Notes Initial Payment” has the meaning set forth in Article V.D.

59.      “Discount Notes Promissory Notes” has the meaning set forth in Article V.D.

60.      “Discount Notes Subsequent Payment” has the meaning set forth in Article V.D.

61.      “Discount Notes Subsequent Payment Date” has the meaning set forth in Article V.D.

62.      “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that has not been Allowed or Disallowed.

63.      “Distribution Date” means the date, occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article VII hereof and any date thereafter on which the Disbursing Agent makes distributions to holders of Allowed Claims as provided in Article VII hereof.

64.      “Distribution Record Date” means the Effective Date.

65.      “Effective Date” means the first business day after which (a) all provisions, terms and conditions specified in Article X.B have been satisfied or waived pursuant to Article X.C and (b) no stay of the Confirmation Order is in effect.  Unless otherwise specifically provided for in the Plan, anything required to be done by the Debtors or the Reorganized Debtors on the Effective Date shall be done on the Effective Date.

66.      “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

67.      “Estimation Motion” has the meaning set forth in Article V.F hereof.

68.      “Exculpated Claim” means any claim related to any act or omission in connection with, relating to or arising out of the Debtors’ in or out of court restructuring efforts, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement or the Plan or any contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the negotiation, consummation, implementation, or enforcement of the DIP Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Plan securities, the negotiation, consummation, implementation or enforcement of the Exit Credit Facility, or the distribution of property under the Plan or any other related agreement; provided, however, that Exculpated Claims shall not include any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct or fraud to the extent imposed by applicable non-bankruptcy law; provided further, however, that “Exculpated Claim” shall not include any claim to enforce the Plan or the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan.  For the avoidance of doubt, no Cause of Action, obligation or liability expressly preserved by the Plan or the Plan Supplement constitutes an Exculpated Claim.  Further, no Reddy Corp. Subordinated 510(b) Claim or Reddy Holdings Subordinated 510(b) Claim, whether relating to indemnification obligations or otherwise, shall constitute an Exculpated Claim.

69.      “Exculpated Party” means each of: (a) the Debtors, the Reorganized Company and their Affiliates; (b) the current and former directors and officers of the Company; (c) the members of the Ad Hoc Noteholder Group; (d) the members of the Ad Hoc Discount Noteholder Group; (e) the Sponsor; (f) the lender(s), arranger(s) and agent(s) under each of (i) the Exit

Credit Facility Agreement, (ii) the DIP Loan Agreement, and (iii) the Prepetition Revolving Loan Credit Agreement; (g) the Disbursing Agent; and (h) with respect to each of the foregoing Persons in clauses (a) through (g), such Persons’ subsidiaries, affiliates, members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, affiliates and representatives, in each case only in their capacity as such.

70.      “Exculpation” means the exculpation provision set forth in Article IX.E hereof.

71.      “Executory Contract” means any contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

72.      “Exit Credit Facility Agreement” means one or more financing agreements to be executed by the Reorganized Company on or after the Effective Date, including any agreements, amendments, modifications or supplements or documents related thereto, and substantially on the terms set forth in Exhibit J attached hereto.

73.      “Exit Credit Facility” means the credit facility or facilities established pursuant to the Exit Credit Facility Agreement.

74.      “Exit Financing” means any financing provided to the Reorganized Company on the Effective Date pursuant to the Exit Credit Facility Agreement, a form of which shall be attached as an exhibit to the Plan Supplement.

75.      “Exit Lenders” means the banks, financial institutions and other lender parties to the Exit Credit Facility Agreement from time to time, each in their capacity as such.

76.      “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

77.      “First Lien Notes” means the 11.25% Senior Secured First Lien Notes due 2015 issued by Reddy Corp. pursuant to the First Lien Notes Indenture.

78.      “First Lien Notes Claim” means any Claim against Reddy Corp. arising under or in connection with the First Lien Notes.  The First Lien Notes Claims shall be Allowed in the aggregate amount of $300 million, plus interest, fees and expenses and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

79.      “First Lien Notes Guarantee Claim” means any Claim on account of Reddy Holdings’ guarantee of Reddy Corp.’s obligations arising under or in connection with the First Lien Notes Indenture.

80.      “First Lien Notes Indenture” means the Indenture, dated as of March 15, 2010, by and among Reddy Ice Corporation, Reddy Ice Holdings, Inc., the guarantors party thereto and the First Lien Notes Indenture Trustee, as trustee, relating to Reddy Corp.’s outstanding 11.25% Senior Secured First Lien Notes due 2015, as amended, restated, supplemented or otherwise modified from time to time as of the date hereof, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith.

81.      “First Lien Notes Indenture Trustee” means Wells Fargo Bank, National Association, or any trustee successor thereof, solely in its capacity as set forth under the First Lien Notes Indenture, and/or its duly appointed successor solely in such capacity.

82.      “First Lien Notes Indenture Trustee Claim” means any Claim of the First Lien Notes Indenture Trustee for reasonable and documented fees, expenses, disbursements and advances under the terms of the First Lien Notes Indenture (including, but not limited to, the reasonable documented fees, costs and expenses incurred by the First Lien Notes Indenture Trustee’s professionals).

83.      “Impaired Claim” means any Claim in an Impaired Class of Claims.

84.      “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.  For the avoidance of doubt, Impaired Classes are Classes 2A, 3A, 8A, 9A, 2B, 3B, 6B, 8B, 9B and 10B.

85.      “Impaired Interest” means any Interest in an Impaired Class of Interests.

86.      “Indemnification Agreements” means any agreement or understanding to indemnify the Company or their past or present directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents, other than those indemnification provisions or obligations contained in the Company’s bylaws, certificates of incorporation or other formation documents.

87.      “Indenture Trustee Claims” means together, any First Lien Notes Indenture Trustee Claim, Second Lien Notes Indenture Trustee Claim or Discount Notes Indenture Trustee Claim.

88.      “Indenture Trustees” means both the First Lien Notes Indenture Trustee, the Second Lien Notes Indenture Trustee and the Discount Notes Indenture Trustee.

89.      “Indentures” means, collectively, the First Lien Notes Indenture, the Second Lien Notes Indenture and the Discount Notes Indenture.

90.      “Insurance Policies” means, collectively, all of the Company’s insurance policies, including, but not limited to, the D&O Liability Insurance Policies.

91.      “Intercompany Claim” means any Claim arising from a promissory note Reddy Corp. entered into in March 2012 with Reddy Holdings for the original principal amount of approximately $8.6 million, which loan matures on September 1, 2012 and bears an interest rate of 12.5% per annum.

92.      “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

93.      “Interest” means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding shares of capital stock of the Debtors together with any warrants, options or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto.

94.      “Investment Agreement” means that certain agreement between the Company and the Sponsor, attached hereto as Exhibit H, pursuant to which, among other things, the Sponsor has agreed to purchase, and the Company has agreed that Reorganized Reddy Holdco shall issue and sell, Reorganized Reddy Holdco Preferred Stock, on the terms and subject to the conditions set forth therein, including in connection with the consummation, if any, of the Arctic Acquisition by the Reorganized Company.

95.      “Investor Acquisition Closing Amount” means the aggregate amount invested by the Sponsor, pursuant to the Investment Agreement, in connection with the consummation of the Arctic Acquisition (including, without limitation, amounts invested by the Sponsor to fund payments to be made pursuant to the Plan).

96.      “Investor Acquisition Closing Shares” means a number of shares of Reorganized Reddy Holdco Preferred Stock equal to the Investor Acquisition Closing Amount divided by $7.1377853.

97.      “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

98.      “MDL Litigations” means all lawsuits filed against the Company in various federal and state courts in multiple jurisdictions alleging violations of federal and state antitrust laws and related claims and seeking damages and injunctive relief, including, but not limited to, the proceedings transferred and consolidated for pretrial proceedings in the United States District Court for the Eastern District of Michigan.

99.      “Macquarie” means Macquarie Bank Limited.

100.    “New Board” means, with respect to each Reorganized Company, the initial board of directors or managers, as applicable, appointed as of the Effective Date, the members of which shall be determined in accordance with Article V.I and be deemed to have been endorsed and approved by the members of the Boards of Directors of the Debtors immediately prior to the Effective Date.

101.    “New Management Incentive Plan” shall have the meaning set forth in Article V.K.

102.    “New Stockholders’ Agreement” means that certain New Stockholders’ Agreement, as may be amended, restated, supplemented or otherwise modified from time to time, in form and substance consistent with the Term Sheet attached as Exhibit D to the Investment Agreement and otherwise reasonably acceptable to the Requisite Ad Hoc Noteholders.

103.    “Old Reddy Equity Acquisition Closing Cash Amount” means the quotient of (a) $1,199,106 divided by (b) the aggregate number of shares of Old Reddy Common Stock that are to receive any distribution pursuant to the Plan.

104.    “Old Reddy Equity Acquisition Closing Shares” means a number of shares of Reorganized Reddy Holdco Common Stock equal to (a) the quotient of (i) the product of $4,076,959 multiplied by the Old Reddy Equity Election Percentage divided by (ii) $7.1377853 minus (b) 403,185.7 multiplied by the Old Reddy Equity Election Percentage.

105.    “Old Reddy Equity Election Percentage” means the quotient, expressed as a percentage of (i) the aggregate number of shares of Old Reddy Common Stock that elect to receive Reorganized Reddy Holdco Common Stock pursuant to the Plan divided by (ii) the aggregate number of shares of Old Reddy Common Stock that are to receive any distribution pursuant to the Plan.

106.    “Old Reddy Equity Initial Closing Cash Amount” means the quotient of (a) $2,877,853 divided by (b) the aggregate number of shares of Old Reddy Common Stock that are to receive any distribution pursuant to the Plan.

107.    “Old Reddy Holdings Common Stock” means the Common Stock, par value $0.0001 per share, of Reddy Holdings, prior to the Effective Date.

108.    “Ordinary Course Professional Order” means the Order Pursuant to 11 U.S.C. §§ 105(a), 327, 330 and 331 Authorizing Retention and Compensation of Professionals Utilized by Debtors in Ordinary Course of Business.

109.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

110.    “Petition Date” means the date on which the Debtors file their petitions for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

111.    “Plan” means this Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, including the Plan Supplement, all exhibits, appendices and schedules hereto, which are incorporated herein by reference, in either present form or as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

112.    “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed by the Debtors , including any exhibits and appendices to the Plan to the extent not already appended and attached, and including to the extent known, the identity of the members of the New Board of each Reorganized Company, as well as the nature and amount of compensation for any member of a New Board who is an “insider” under section 101(31) of the Bankruptcy Code, on or before the date that is five (5) days prior to the Confirmation Hearing; provided, however that the Plan Supplement documents may be updated and revised until the Effective Date (with final forms of all Plan Supplement Documents filed on or before the Effective Date).

113.    “Plan Support Agreement” means the Restructuring and Plan Support Agreement dated as of April 11, 2012, among Reddy Corp., Reddy Holdings and the holders of First Lien Notes, Second Lien Notes and Discount Notes party thereto.

114.    “Prepetition Revolver Guarantee Claim” means any Claim on account of Reddy Holdings’ guarantee of Reddy Corp.’s obligations arising under or in connection with the

Prepetition Revolving Loan Credit Agreement.  The Prepetition Revolver Guarantee Claim shall be an Allowed Claim and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

115.    “Prepetition Revolving Loan Agent” means Macquarie in its capacity as administrative agent under the Prepetition Revolving Loan Credit Agreement, or any successor agent thereunder.

116.    “Prepetition Revolving Loan Claim” means any Claim arising under or in connection with the Prepetition Revolving Loan Credit Agreement.  The Prepetition Revolving Loan Claim shall be Allowed in the aggregate amount of $50 million, less any amounts paid from proceeds of the DIP Facility prior to the Effective Date, plus interest, fees and expenses and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

117.    “Prepetition Revolving Loan Credit Agreement” means that certain Amended and Restated Credit Agreement dated October 22, 2010, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among Reddy Corp., as borrower, the Prepetition Revolving Loan Agent, and Macquarie, as lender.

118.    “Prepetition Revolving Loan Credit Facility” means the credit facility established pursuant to the Prepetition Revolving Loan Credit Agreement.

119.    “Priority Tax Claim” means any Claim of a governmental unit, as defined in section 101(27) of the Bankruptcy Code, of the kind specified in section 507(a)(8) of the Bankruptcy Code.

120.    “Pro Rata” means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in that Class, or the proportion that all Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such Class and other Classes entitled to share in the same recovery under the Plan.

121.    “Professional” means a Person: (a) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 363 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363 or 331 of the Bankruptcy Code, or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

122.    “Proof of Claim” means any proof of Claim filed against either of the Debtors in the Chapter 11 Cases.

123.    “Reddy Corp.” means Reddy Ice Corporation, a Nevada corporation.

124.    “Reddy Corp. General Unsecured Claim” means any Unsecured Claim against Reddy Corp., including, but not limited to (i) Claims under or related to the MDL Litigations and (ii) the

Second Lien Notes Deficiency Claim; provided, however that the following Claims shall not be Reddy Corp. General Unsecured Claims: (a) an Administrative Claim, (b) a Priority Tax Claim, (c) a Reddy Corp. Priority Claim, (d) a Claim for Accrued Professional Compensation, (e) a Reddy Corp. Unsecured Ongoing Operations Claim, or (f) a Reddy Corp. Subordinated 510(b) Claim.

125.    “Reddy Corp. Other Secured Claim” means any Secured Claim against Reddy Corp., including, but not limited to the 2003 Merger Consideration Claims, unless such Claim is: (a) a Prepetition Revolving Loan Claim, (b) a DIP Facility Claim, (c) a First Lien Notes Claim or (d) a Second Lien Notes Claim.

126.    “Reddy Corp. Priority Claim” means any Claim against Reddy Corp. entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, an Administrative Claim or a Priority Tax Claim.

127.    “Reddy Corp. Subordinated 510(b) Claim” means any Claim, including but not limited to any Claim under or related to the Securities Litigations and any Claim for reimbursement, contribution or indemnification in respect of the Securities Litigations, subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of any Interests in Reddy Corp., for damages arising from the purchase or sale of any Interests in Reddy Corp., or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

128.    “Reddy Corp. Unsecured Ongoing Operations Claims” means any Unsecured Claim directly relating to and arising solely from the receipt of goods and services by the Debtors and held by Persons with whom the Debtors are conducting, and will continue to conduct, business as of the Effective Date; provided, however, that Reddy Corp. Unsecured Ongoing Operations Claims shall not include Administrative Claims or any Claim arising from the rejection of a contract of Reddy Corp.

129.    “Reddy Holdings” means Reddy Ice Holdings, Inc., a Delaware corporation.

130.    “Reddy Holdings General Unsecured Claim” means any Unsecured Claim against Reddy Holdings, including, but not limited to, a Second Lien Notes Guarantee Deficiency Claim, unless such Claim is: (a) an Administrative Claim, (b) a Priority Tax Claim, (c) a Reddy Holdings Priority Claim, (d) a Claim for Accrued Professional Compensation, (e) a Discount Notes Claim, (f) a Reddy Holdings Unsecured Ongoing Business Operations Claim, or (g) a Reddy Holdings Subordinated 510(b) Claim.

131.    “Reddy Holdings General Unsecured Claim Settlement Payments” means two annual payments, each totaling $150,000, with the first to be made on the first anniversary of the Effective Date and the second payment to be made on the second anniversary of the Effective Date to the holders of Allowed Reddy Holdings General Unsecured Claims, as set forth in greater detail in Article III.D and Article V.E.

132.    “Reddy Holdings Other Secured Claim” means any Secured Claim against Reddy Holdings, other than a Prepetition Revolver Guarantee Claim, a DIP Facility Claim, a First Lien Notes Guarantee Claim or a Second Lien Notes Guarantee Claim.

133.    “Reddy Holdings Priority Claim” means any Claim against Reddy Holdings entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, an Administrative Claim or a Priority Tax Claim.

134.    “Reddy Holdings Subordinated 510(b) Claim” means any Claim, including but not limited to Claims under or related to the Securities Litigations and any Claim for reimbursement, contribution or indemnification in respect of the Securities Litigations, subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of any Interests in Reddy Holdings, for damages arising from the purchase or sale of any Interests in Reddy Holdings, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

135.    “Reddy Holdings Unsecured Ongoing Business Operations Claim” means any Unsecured Claim directly relating to and arising solely from the receipt of goods and services by the Debtors and held by Persons with whom the Debtors are conducting, and will continue to conduct, business as of the Effective Date, including; provided, however, that Reddy Holdings Unsecured Ongoing Operations Claims shall not include Administrative Claims or any Claim arising from the rejection of a contract of Reddy Holdings.

136.    “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, (ii) issuing stock in the Reorganized Company to holders of Allowed Interests in the Debtors, or (iii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

137.    “Rejection Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

138.    “Released Party” means each of: (a) the Company, the Debtors, the Reorganized Company and their Affiliates; (b) the current and former directors and officers of the Company; (c) the members of the Ad Hoc Noteholder Group; (d) the members of the Ad Hoc Discount Noteholder Group; (e) the Sponsor; (f) the lender(s), arranger(s) and agent(s) under each of (i) the Exit Credit Facility Agreement, (ii) the DIP Loan Agreement and (iii) the Prepetition Revolving Loan Credit Agreement; and (g) with respect to each of the foregoing Persons in clauses (a) through (f), such Persons’ subsidiaries, affiliates, members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, affiliates and representatives, in each case only in their capacity as such.

139.    “Releasing Parties” means all Persons who have held, hold or may hold Claims or Interests that have been released pursuant to Article IX.B, IX.C or Article IX.D, discharged pursuant to Article IX.F or are subject to exculpation pursuant to Article IX.E.

140.    “Reorganized” means, with respect to either of the Debtors or the Company, any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

141.    “Reorganized Reddy Holdco Class A Common Stock” means one share of the Class A Common Stock, par value $0.0001 per share, of Reorganized Reddy Holdings authorized pursuant to the Plan, having the terms substantially set forth in Reorganized Reddy Holdings Certificate of Incorporation, which one share shall be issued and outstanding as of the Effective Date.

142.    “Reorganized Reddy Holdco Common Stock” means 200 million shares of the Common Stock, par value $0.0001 per share, of Reorganized Reddy Holdings authorized pursuant to the Plan, having the terms set forth in Reorganized Reddy Holdings’ Certificate of Incorporation, of which up to approximately 6.5 million shares shall be initially issued and outstanding as of the Effective Date.

143.    “Reorganized Reddy Holdco Preferred Stock” means 100 million shares of the 7.0% Series A Convertible Preferred Stock, par value $0.0001 per share, of Reorganized Reddy Holdings authorized pursuant to the Plan, having the terms substantially set forth in the form of Certificate of Designation attached as Exhibit B to the Investment Agreement and which, on such terms, shall be convertible into Reorganized Reddy Holdco Common Stock, of which up to approximately 3.97 million shares shall be initially issued and outstanding as of the Effective Date.

144.    “Requisite Ad Hoc Noteholders” means no fewer than two members of the Ad Hoc Noteholder Group, which members hold at least 50% of the aggregate principal amount of the First Lien Notes and Second Lien Notes held by all members of the Ad Hoc Noteholder Group; provided that for purposes of the definition of “New Stockholders’ Agreement” and Articles X.A.3, X.B.4, X.C and XI.A hereof (with respect to material changes to the Plan), the Requisite Ad Hoc Noteholders shall include at least one holder of Second Lien Notes that does not hold any First Lien Notes.

145.    “Rights Offering” means the offering to the holders of Second Lien Notes of the non-transferable right to purchase $17,500,000 of Reorganized Reddy Holdco Preferred Stock for a price equal to $7.1377853 per share, as set forth in the Rights Offering Procedures and Disclosure Statement, and the backstop of such Rights Offering by the Sponsor on the terms set forth in the Investment Agreement.

146.    “Rights Offering Procedures” means the conditions, limitations and procedures governing the Rights Offering set forth on Exhibit C of the Investment Agreement.

147.            “Schedules” means, collectively, any schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as may be amended from time to time before entry of a final decree; provided, however, that the Debtors may seek a waiver of the requirement set forth in section 521 of the Bankruptcy Code.

148.            “Second Lien Acquisition Closing Shares” means a number of shares of Reorganized Reddy Holdco Common Stock equal to (a) the quotient of $87.5 million divided by $7.1377853 minus (b) 6,094,327.3.

149.            “Second Lien Notes” means the 13.25% Senior Secured Second Lien Notes due 2015 issued by Reddy Corp. pursuant to the Second Lien Notes Indenture.

150.            “Second Lien Notes Claim” means any Claim against Reddy Corp. arising under or in connection with the Second Lien Notes.  The Second Lien Notes Claims shall be Allowed in the aggregate amount of $147.5 million, plus fees and expenses as of the Petition Date and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

151.            “Second Lien Notes Deficiency Claim” means that portion of the Claims against the Debtors arising under, in connection with, or related to the Second Lien Notes Indenture that exceeds the recovery to the holders of the Second Lien Notes Claims, which deficiency is estimated to be between $124.7 and $73.5 million.  For purposes of voting on the Plan, the Debtors and those holders of Second Lien Notes who have executed the Plan Support Agreement have agreed that the Second Lien Notes Deficiency Claim shall be $73.5 million.

152.            “Second Lien Notes Guarantee Claim” means any Claim on account of Reddy Holdings’ guarantee of Reddy Corp.’s obligations arising under or in connection with the Second Lien Notes Indenture.

153.            “Second Lien Notes Guarantee Deficiency Claim” means any Claim on account of Reddy Holdings’ guarantee of Reddy Corp.’s obligations arising under or in connection with the Second Lien Notes Indenture that exceeds the recovery to the holders of the Second Lien Notes Guarantee Claims, which deficiency is estimated to be between $124.7 and $73.5 million.  For purposes of voting on the Plan, the Debtors and those holders of Second Lien Notes who have executed the Plan Support Agreement have agreed that the Second Lien Notes Guarantee Deficiency Claim shall be $73.5 million.

154.            “Second Lien Notes Indenture” means the Indenture, dated as of March 15, 2010, by and among Reddy Corp., Reddy Holdings, the guarantors party thereto and the Second Lien Notes Indenture Trustee, as trustee, relating to Reddy Corp.’s outstanding 13.25% Senior Secured Second Lien Notes due 2015, as amended, restated, supplemented or otherwise modified from time to time as of the date hereof, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith.

155.            “Second Lien Notes Indenture Trustee” means Wells Fargo Bank, National Association, solely in its capacity as set forth under the Second Lien Notes Indenture, and/or its duly appointed successor solely in such capacity.

156.            “Second Lien Notes Indenture Trustee Claim” means any Claim of the Second Lien Notes Indenture Trustee for reasonable and documented fees, expenses, disbursements and advances under the terms of the Second Lien Notes Indenture (including, but not limited to, the reasonable documented fees, costs and expenses incurred by the Second Lien Notes Indenture Trustee’s professionals).

157.            “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the Estate of the Debtor against which the Claim is asserted has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code; (b) subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the property subject to setoff; or (c) otherwise Allowed pursuant to the Plan as a Secured Claim.

158.            “Securities Action Defense Reserve” means the reserve established on the Effective Date by the Company from amounts to which holders of Second Lien Claims would otherwise be entitled for the benefit of current and former officers of Reddy Corp. and Reddy Holdings to fund defense costs related to the Securities Litigations.

159.            “Securities Defendants” means any present or future defendant named in the Securities Litigations.

160.            “Securities Litigations” means any action that would give rise to a Claim arising under Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of any Interests in the Debtors, for damages arising from the purchase or sale of such an Interest, or any Claim for reimbursement, contribution or indemnification on account of any such Claim, including, but not limited to, the case captioned Chamberlain v. Reddy Ice Holdings, Inc., et al., No. 2:08-cv-13451 (PDB)(RSW)(E.D. Mich.).

161.            “Sponsor” means Centerbridge Partners, L.P. or one or more of its parallel funds and related vehicles.

162.            “Sponsor Direct Investment” means the purchase by Sponsor of not less than $7.5 million of Reorganized Reddy Holdco Preferred Stock for Cash, as contemplated by Section 1.1(e) of the Investment Agreement.

163.            “Sponsor Equitization” means the acquisition by Sponsor of $75 million of Reorganized Reddy Holdco Preferred Stock in exchange for First Lien Notes, as contemplated by Section 1.3 of the Investment Agreement.

164.            “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), including but not limited to the Reddy Corp. Subordinated 510(b) Claims and the Reddy Holdings Subordinated 510(b) claims, which shall include any Claim arising from the rescission of a purchase or sale of any Interests in the Debtors, for damages arising from the purchase or sale of such an Interest, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

165.            “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

166.            “Unimpaired” means any Claim or Interest in a Class that is not designated as an Impaired Class.  For the avoidance of doubt, Unimpaired Classes are Classes 1A, 4A, 5A, 6A, 7A, 10A, 1B, 4B, 5B and 7B.

167.            “Unsecured Claim” means a Claim against the Debtors arising prior to the Petition Date that is neither a Secured Claim nor entitled to priority under section 507 of the Bankruptcy Code or any order of the Bankruptcy Court.

168.            “U.S. Trustee” means the United States Trustee for the Northern District of Texas.

169.            “Voting Deadline” means 5:00 p.m. (New York City time) on May 9, 2012.

B.                       Rules of Interpretation

For purposes of this Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to ‘‘Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any immaterial effectuating provisions may be interpreted by the Reorganized Company in a manner that is consistent with the overall purpose and intent of the Plan all without further Bankruptcy Court order.  In addition, unless otherwise expressly stated, any payment or distribution described as being made on the Effective Date shall be made on the Effective Date or as soon thereafter as practical.

C.                      Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D.                      Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Company, as applicable, not incorporated in Texas shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

E.                       Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.                       Reference to the Debtors or the Reorganized Company

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Company shall mean the Debtors and the Reorganized Company, as applicable, to the extent the context requires.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Facility Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III and shall have the following treatment:

A.                       Administrative Claims

1.                       Administrative Claims

Except with respect to Administrative Claims that are Claims for Accrued Professional Compensation, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice, or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the

Reorganized Company, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

In the case of the Indenture Trustee Claims, such Claims will be paid promptly in the ordinary course of business (subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith and without the requirement to file a fee application with the Bankruptcy Court) on the later of the Effective Date or two business days from the Reorganized Company’s receipt of invoices and documentation for such Indenture Trustee Claims; provided, that such fees, expenses, disbursements and advances are reimbursable under the terms of the Indentures, as applicable; and provided further, that the Indenture Trustees will receive payment in the ordinary course of business (subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith) for all reasonable fees, expenses, disbursements and advances incurred after the Effective Date in connection with the distributions required to be made pursuant to this Plan or the implementation of any provisions of this Plan.

2.                       Professional Compensation

(A)                              Claims for Accrued Professional Compensation

Professionals or other Persons asserting a Claim for Accrued Professional Compensation for services rendered before the Effective Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order or other order of the Bankruptcy Court an application for final allowance of such Claim for Accrued Professional Compensation no later than 30 days after the Effective Date. Objections to any Claim for Accrued Professional Compensation must be filed and served on the Reorganized Company and the Office of the U.S. Trustee and the requesting party no later than 50 days after the Effective Date.

(B)                                Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Company may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to any party or action, order or approval of the Bankruptcy Court.

B.                       Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired under the Plan.  Unless the holder of such Claim and the Debtors agree to a different treatment, holders of Priority Tax Claims shall be paid in the ordinary course of the Debtors’ business, consistent with past practice; provided, however that in the event the balance of any such Claim becomes due during the pendency of these Chapter 11 Cases and remains unpaid as of the Effective Date, the holder of such Claim shall be paid in full in Cash on the Effective Date.

C.                      DIP Facility Claims

Except to the extent that a holder of a DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every DIP Facility Claim, each such DIP Facility Claim shall be paid in full in Cash on the Effective Date, provided that such payments shall be distributed to the DIP Agent on behalf of holders of such DIP Facility Claims.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                       Classification of Claims and Interests

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests.  A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and receiving distributions pursuant to the Plan only to the extent that such Claim or Interest has not been paid, released, withdrawn or otherwise settled before the Effective Date.

The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan.  A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.  The treatment with respect to each Class of Claims and Interests provided for in Article III shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

B.                       Summary of Classification

A creditor that holds multiple Claims against a single Debtor or multiple Claims against multiple Debtors, all of which Claims are based upon or relate to the same or similar indebtedness or obligations, whether by reason of guarantee, indemnity agreement, joint and several obligation or otherwise, shall be deemed to have only one Claim against the Estates in an amount equal to the largest of all such similar Allowed Claims, solely for purposes of distributions under the Plan.  For purposes of voting on the Plan, any Creditor holding such similar Claims against a Debtor or multiple Debtors may only vote the largest of all such similar Allowed Claims.

The categories of Claims and Interests are classified for all purposes, including voting, confirmation, and distribution, pursuant to the Plan as follows:

REDDY CORP.

Class	Designation	Impairment	Entitled to Vote
Class 1A	Prepetition Revolving Loan Claims	Unimpaired	No (deemed to accept)
Class 2A	First Lien Notes Claims	Impaired	Yes
Class 3A	Second Lien Notes Claims	Impaired	Yes
Class 4A	Reddy Corp. Other Secured Claims	Unimpaired	No (deemed to accept)
Class 5A	Reddy Corp. Priority Claims	Unimpaired	No (deemed to accept)
Class 6A	Reddy Corp. Unsecured Ongoing Operations Claims	Unimpaired	No (deemed to accept)
Class 7A	Intercompany Claim	Unimpaired	No (deemed to accept)
Class 8A	Reddy Corp. General Unsecured Claims	Impaired	No (deemed to reject)
Class 9A	Reddy Corp. Subordinated 510(b) Claims	Impaired	No (deemed to reject)
Class 10A	Intercompany Interests in Reddy Corp.	Unimpaired	No (deemed to accept)

REDDY HOLDINGS

Class	Designation	Impairment	Entitled to Vote
Class 1B	Prepetition Revolver Guarantee Claims	Unimpaired	No (deemed to accept)
Class 2B	First Lien Notes Guarantee Claims	Impaired	Yes
Class 3B	Second Lien Notes Guarantee Claims	Impaired	Yes
Class 4B	Reddy Holdings Other Secured Claims	Unimpaired	No (deemed to accept)
Class 5B	Reddy Holdings Priority Claims	Unimpaired	No (deemed to accept)
Class 6B	Discount Notes Claims	Impaired	Yes
Class 7B	Reddy Holdings Unsecured Ongoing Operations Claims	Unimpaired	No (deemed to accept)
Class 8B	Reddy Holdings General Unsecured Claims	Impaired	Yes
Class 9B	Reddy Holdings Subordinated 510(b) Claims	Impaired	No (deemed to reject)
Class 10B	Interests in Reddy Holdings	Impaired	No (deemed to reject)

C.                      Treatment of Claims and Interests of Reddy Corp.

1.                        Class 1A—Prepetition Revolving Loan Claims.

1.                        Impairment and Voting.  Class 1A is Unimpaired under the Plan.  Each holder of an Allowed Prepetition Revolving Loan Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  In full and final satisfaction of each Prepetition Revolving Loan Claim, to the extent not previously paid with the proceeds of the DIP Facility, on the Effective Date, except to the extent that a holder of an Allowed Prepetition Revolving Loan Claim agrees to less favorable treatment, each holder of an Allowed Prepetition Revolving Loan Claim shall receive payment in full, in Cash, of the outstanding principal amount of its Claim, any accrued and unpaid interest thereon, and other amounts owed to such holder under the Prepetition Revolving Loan Credit Agreement and each other agreement, certificate, document, letter agreement or instrument delivered in connection with the Prepetition Revolving Loan Credit Agreement.

2.                        Class 2A— First Lien Notes Claims.

1.                        Impairment and Voting.  Class 2A is Impaired under the Plan.  Each holder of an Allowed First Lien Notes Claim is entitled to vote to accept or reject the Plan.

2.                        Distribution.  On the Effective Date, except to the extent that a holder of an Allowed First Lien Notes Claim agrees to less favorable treatment, each holder of an Allowed First Lien Notes Claim will retain such holder’s First Lien Notes, which First Lien Notes will be governed by the terms of the Amended First Lien Notes Indenture; provided, that the Sponsor’s First Lien Notes, shall, in the event of an Arctic Termination, be subject to the Sponsor Equitization in accordance with the terms and conditions of the Investment Agreement.

3.                        Class 3A—Second Lien Notes Claims.

1.                        Impairment and Voting.  Class 3A is Impaired under the Plan.  Each holder of an Allowed Second Lien Notes Claim is entitled to vote to accept or reject the Plan.

2.                        Distribution.  On the Effective Date, except to the extent that a holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment, each holder’s Second Lien Notes shall be exchanged for each holder’s Pro Rata share of: (i) 6,094,327.3 shares of Reorganized Reddy Holdco Common Stock, subject to dilution pursuant to the terms of the Plan and (ii) the right to purchase shares of Reorganized Reddy Holdco Preferred Stock pursuant to the Rights Offering; provided, that, the Allowed Second Lien Notes Deficiency Claim shall receive the treatment set forth below in Class 8A Reddy Corp. General Unsecured Claim.

3.                        Further Distribution.  In the event that the Arctic Acquisition is consummated, on or after the Effective Date, holders of Allowed Second Lien Notes Claims shall also be entitled to receive their Pro Rata Share of the Second Lien Acquisition Closing Shares.

4.                        Class 4A— Reddy Corp. Other Secured Claims.

1.                        Impairment and Voting.  Class 4A is Unimpaired under the Plan.  Each holder of an Allowed Reddy Corp. Other Secured Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Reddy Corp. Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Reddy Corp. Other Secured Claim, either (w) Cash in the full amount of such Allowed Reddy Corp. Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Reddy Corp. Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Reddy Corp. Other Secured Claim and any interest on such Allowed Reddy Corp. Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or

(z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code.  If the Claim of a holder of an Allowed Reddy Corp. Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have a Reddy Corp. Other Secured Claim equal to the Collateral’s value and a Reddy Corp. Unsecured Claim for the deficiency.

5.                        Class 5A—Reddy Corp. Priority Claims.

1.                        Impairment and Voting.  Class 5A is Unimpaired under the Plan.  Each holder of an Allowed Reddy Corp. Priority Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Reddy Corp. Priority Claim shall have its Claim Reinstated.

6.                        Class 6A—Reddy Corp. Unsecured Ongoing Operations Claims.

1.                        Impairment and Voting.  Class 6A is Unimpaired under the Plan.  Each holder of an Allowed Reddy Corp. Unsecured Ongoing Operations Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to different treatment and to the extent not otherwise paid, in full and final satisfaction of each Allowed Reddy Corp. Unsecured Ongoing Operations Claim, holders of Allowed Reddy Corp. Unsecured Ongoing Operations Claims shall be paid in the ordinary course of the Debtors’ business, consistent with past practice; provided, however that in the event the balance of any such Claim becomes due during the pendency of these Chapter 11 Cases, the holder of such Claim shall be paid Cash in the full amount of such Allowed Reddy Corp. Unsecured Ongoing Operations Claim on the Effective Date.

7.                        Class 7A—Intercompany Claim

1.                        Impairment and Voting.  Class 7A is Unimpaired under the Plan.  The holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  To preserve the Debtors’ corporate structure, the Intercompany Claim shall be Reinstated as of the Effective Date to the extent that the proceeds of such Claim are not used to make settlement payments and/or distributions under the Plan.

8.                        Class 8A—Reddy Corp. General Unsecured Claims.

1.                        Impairment and Voting.  Class 8A is Impaired under the Plan.  Each holder of an Allowed Reddy Corp. General Unsecured Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2.                        Distribution.  Holders of Reddy Corp. General Unsecured Claims shall not receive or retain any property under the Plan on account of such Reddy Corp. General Unsecured Claims and the obligations of the Debtors on account of Reddy Corp. General Unsecured Claims shall be discharged.

9.                        Class 9A—Reddy Corp. Subordinated 510(b) Claims.

1.                        Impairment and Voting.  Class 9A is Impaired by the Plan.  Each holder of a Reddy Corp. Subordinated 510(b) Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2.                        Distribution.  As of the Effective Date, all Reddy Corp. Subordinated 510(b) Claims against Reddy Corp. shall not be entitled to any distribution under the Plan and shall be discharged.  Further, as set forth in Article V.F, the Debtors intend to file the Estimation Motion seeking to estimate all Subordinated 510(b) Claims at $0.

10.                 Class 10A—Intercompany Interests in Reddy Corp.

1.                        Impairment and Voting.  Class 10A is Unimpaired under the Plan.  Each holder of an Allowed Intercompany Interest in Reddy Corp. is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Intercompany Interests in Reddy Corp. shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

D.                      Treatment of Claims and Interests of Reddy Holdings

1.                        Class 1B—Prepetition Revolver Guarantee Claims.

1.                        Impairment and Voting.  Class 1B is Unimpaired under the Plan.  Each holder of an Allowed Prepetition Revolver Guarantee Claim is conclusively presumed to have accepted the Plan.

2.                        Distribution.  In full and final satisfaction of each Prepetition Revolver Guarantee Claim, to the extent not previously paid with the proceeds of the DIP Facility, on the Effective Date, except to the extent that a holder of an Allowed Prepetition Revolver Guarantee Claim agrees to less favorable treatment, each holder of an Allowed Prepetition Revolver Guarantee Claim shall receive payment in full, in Cash, of the outstanding principal amount of its Claim, any accrued and unpaid interest thereon, and other amounts contractually owing to such holder.

2.                        Class 2B—First Lien Notes Guarantee Claims.

1.                        Impairment and Voting. Class 2B is Impaired under the Plan.  Each holder of an Allowed First Lien Notes Guarantee Claim is entitled to vote to accept or reject the Plan.

2.                       Distribution.  On the Effective Date, in full and final satisfaction of each First Lien Notes Guarantee Claim, except to the extent that a holder of an Allowed First Lien Notes Guarantee Claim agrees to less favorable treatment, each holder of an Allowed First Lien Notes Guarantee Claim will receive a guarantee from Reorganized Reddy Holdings, which guarantee shall secure the obligations of Reorganized Reddy Corp. under the Amended First Lien Notes Indenture.

3.                        Class 3B—Second Lien Notes Guarantee Claims.

1.                        Impairment and Voting.  Class 3B is Impaired under the Plan.  Each holder of an Allowed Second Lien Notes Guarantee Claim is entitled to vote to accept or reject the Plan.

2.                        Distribution.  Holders of Second Lien Notes Guarantee Claims will receive the proceeds of the Intercompany Claim, but only to the extent necessary to make the Discount Notes Claim Distributions, the Reddy Holdings General Unsecured Claim Settlement Payments and transfers to Class 10B.

4.                        Class 4B—Reddy Holdings Other Secured Claims.

1.                        Impairment and Voting.  Class 4B is Unimpaired under the Plan.  Each holder of an Allowed Reddy Holdings Other Secured Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Reddy Holdings Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Reddy Holdings Other Secured Claim, either (w) Cash in the full amount of such Allowed Reddy Holdings Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Reddy Holdings Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Reddy Holdings Other Secured Claim and any interest on such Allowed Reddy Holdings Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code.  If the Claim of a holder of a Reddy Holdings Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have a Reddy Holdings Other Secured Claim equal to the Collateral’s value and a Reddy Holdings Unsecured Claim for the deficiency.

5.                        Class 5B—Reddy Holdings Priority Claims.

1.                        Impairment and Voting.  Class 5B is Unimpaired under the Plan.  Each holder of an Allowed Reddy Holdings Priority Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Reddy Holdings Priority Claim shall have its Claim Reinstated.

6.                        Class 6B—Discount Notes Claims.

1.                        Impairment and Voting.  Class 6B is Impaired under the Plan.  Each holder of an Allowed Discount Notes Claim is entitled to vote to accept or reject the Plan.

2.                        Distribution.  On the Effective Date, unless the holder of such Claim and the Debtors agree to less favorable treatment, each holder of an Allowed Discount Notes Claim shall receive, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, such holder’s Pro Rata share of the Discount Notes Initial Payment.  On the three-month anniversary of the Effective Date, unless the holder of such Claim and the Debtors agree to less favorable treatment, each holder of an Allowed Discount Notes Claim shall receive, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, such holder’s Pro Rata share of the Discount Notes Subsequent Payment.

3.                        Further Distribution.  As set forth in Article V.D, in the event that the Arctic Acquisition is consummated, upon such consummation, holders of Allowed Discount Notes Claims shall also be entitled to receive, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, their Pro Rata Share of the Arctic Acquisition Discount Notes Payment.

7.                        Class 7B—Reddy Holdings Unsecured Ongoing Operations Claims.

1.                        Impairment and Voting.  Class 7B is Unimpaired under the Plan.  Each holder of an Allowed Reddy Holdings Unsecured Ongoing Operations Claim, is not entitled to vote to accept or reject the Plan and is conclusively presumed to have accepted the Plan.

2.                        Distribution.  Unless the holder of such Claim and the Debtors agree to different treatment and to the extent not otherwise paid, in full and final satisfaction of each Allowed Reddy Holdings Unsecured Ongoing Operations Claim, holders of Allowed Reddy Holdings Unsecured Ongoing Operations Claims shall be paid in the ordinary course of the Debtors’ business, consistent with past practice; provided, however that in the event the balance of any such Claim becomes due during the pendency of these Chapter 11 Cases, the holder of such Claim shall be paid Cash in the full amount of such Allowed Reddy Holdings Unsecured Ongoing Operations Claim on the Effective Date.

8.                        Class 8B—Reddy Holdings General Unsecured Claims.

1.                        Impairment and Voting.  Class 8B is Impaired under the Plan.  Each holder of an Allowed Reddy Holdings General Unsecured Claim is entitled to vote to accept or reject the Plan.

2.                        Distribution.

(a)                               If Class 8B Reddy Holdings General Unsecured Claims votes as a class to accept the Plan, the holders of the Allowed Second Lien Notes Guarantee Deficiency Claims shall waive their right to participate in any distribution of the Reddy Holdings General Unsecured Claim Settlement Payments, and the remaining holders of Allowed Reddy Holdings General Unsecured Claims shall receive, in full and final satisfaction of each Allowed Reddy Holdings General Unsecured Claim, their Pro Rata share of the Reddy Holdings General Unsecured Claim Settlement Payments.

(b)                               If Class 8B Reddy Holdings General Unsecured Claims votes as a class to reject the Plan, then on the Effective Date the holders of Reddy Holdings General Unsecured Claims shall not receive any property under the Plan on account of such Reddy Holdings General Unsecured Claims and the obligations of the Debtors on account of such Claims shall be discharged.

9.                        Class 9B—Reddy Holdings Subordinated 510(b) Claims.

1.                        Impairment and Voting.  Class 9B is Impaired by the Plan.  Each holder of a Reddy Holdings Subordinated 510(b) Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2.                        Distribution.  The holders of Reddy Holdings Subordinated 510(b) Claims shall not receive or retain any property under the Plan on account of such Reddy Holdings Subordinated 510(b) Claims and the obligations of the Debtors on account of the Reddy Holdings Subordinated 510(b) Claims shall be discharged.  Further, as set forth in Article V.F, the Debtors intend to file the Estimation Motion seeking to estimate all Subordinated 510(b) Claims at $0.

10.                 Class 10B—Interests in Reddy Holdings.

1.                        Impairment and Voting.  Class 10B is Impaired by the Plan.  Each holder of an Allowed Interest in Reddy Holdings is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2.                        Distribution.  Each holder of an Allowed Interest in Reddy Holdings shall not receive or retain any property under the Plan on account of such Allowed Interests in Reddy Holdings.  Notwithstanding the foregoing, each holder of an Allowed Intercompany Interest in Reddy Holdings shall receive from the Company on the Effective Date, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, either (a) a Cash payment per share equal to the Old Reddy Equity Initial Closing Cash Amount or (b) solely with respect to those holders of Allowed Interests in Reddy Holdings holding at least 25,000 shares of Old Reddy Holdings Common Stock as of the Distribution Record Date, the opportunity to elect to receive, in lieu of the Cash payment described in (a) above, such Allowed Interest holder’s Pro Rata share of 403,185.7 shares of New Reorganized Reddy Holdco Common Stock.  This Pro Rata share will be subject to further effective dilution by the Reorganized Reddy Holdco Common Stock issued under the New Management Incentive Plan.

3.                        Further Distribution.  In the event that the Arctic Acquisition is consummated by the Reorganized Company, which may occur on or after the Effective Date, upon such consummation, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, (a) those holders of Allowed Interests in Reddy Holdings who received a Cash payment on the Effective Date shall be entitled to receive an additional Cash payment per share of the Old Reddy Holdings Common Stock previously held by such holder equal to the Old Reddy Acquisition Closing Cash Amount and (b) those holders of Allowed Interests in Reddy Holdings who received a distribution of New Reorganized Reddy Holdco Common Stock on the Effective Date shall be entitled to receive such Allowed Interest holder’s ratable share of the Old Reddy Equity Acquisition Closing Shares.  This ratable share will be subject to further dilution by the Reorganized Reddy Holdco Common Stock issued under the New Management Incentive Plan.

ARTICLE IV

ACCEPTANCE REQUIREMENTS

A.                       Acceptance or Rejection of the Plan

1.                       Voting Classes

Classes 2A, 3A, 2B, 3B, 6B and 8B are Impaired under the Plan and are entitled to vote to accept or reject the Plan.

2.                       Conclusive Presumed Acceptance of the Plan

Classes 1A, 4A, 5A, 6A, 7A, 10A, 1B, 4B, 5B and 7B are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

3.                       Deemed Not to Accept the Plan

Classes 2A, 3A, 8A, 9A, 2B, 3B, 8B, 9B and 10B are Impaired under the Plan and holders of Class 8A, 9A, and 9B Claims and Class 10B Interests shall not receive or retain any property under the Plan on account of such Claims and Interests and are, therefore, deemed not to accept the Plan pursuant to section 1126(g) of the Bankruptcy Code.

B.                       Confirmation Pursuant to 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any Classes of Claims and Interests that vote, or are deemed, not to accept the Plan.  The Debtors reserve the right to modify the Plan in accordance with Article XI.A hereof, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                       Sources of Consideration for Plan Distributions

1.                       Cash Consideration

Except to the extent otherwise set forth herein, all Cash consideration necessary for the Reorganized Company to make payments or distributions pursuant hereto shall be obtained from the Exit Financing or other Cash on hand of the Debtors, including Cash derived from business operations, and Cash derived from the Rights Offering and the Sponsor Direct Investment.  Further, the Debtors and the Reorganized Company will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the

Reorganized Company to satisfy their obligations under the Plan.  Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate or otherwise be affected by the terms of the Plan.

2.                       Exit Financing

On the Effective Date, the Reorganized Company shall (a) enter into the Exit Credit Facility together with all guarantees evidencing obligations of the Reorganized Company thereunder and security documents and (b) execute such mortgages, certificates and other documentation and deliveries as the agent under the Exit Credit Facility reasonably requests, all of which shall be in form and substance satisfactory to the Exit Lenders, and such documents and other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date.  In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility and authorize the Reorganized Company to execute the same together with such other documents as the Exit Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Credit Facility.

3.                       Reorganized Reddy Holdco Preferred and Common Stock

On the Effective Date, Reorganized Reddy Holdings shall (i) issue Reorganized Reddy Holdco Common Stock for distribution to holders of Allowed Second Lien Notes Claims and Allowed Interests in Reddy Holdings in accordance with Article III herein and (ii) issue the Reorganized Reddy Holdco Preferred Stock in connection with the Rights Offering and the Investment Agreement.  All of the shares of Reorganized Reddy Holdco Preferred Stock and Reorganized Reddy Holdco Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully-paid and non-assessable.  Each distribution and issuance referred to in Article III herein shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Person receiving such distribution or issuance.

Pursuant to the Investment Agreement, the Sponsor shall receive on the Effective Date one share of Reorganized Reddy Holdco Class A Common Stock, which shall entitle the Sponsor to 10,000,000 votes on all matters upon which holders of the Reorganized Reddy Holdco Common Stock or Reorganized Reddy Holdco Preferred Stock have the right to vote.

4.                       Investment Agreement

The Investment Agreement attached hereto as Exhibit H is hereby incorporated by reference and made a part of this Plan and the Debtors are hereby authorized to perform all of their obligations under, and all actions necessary to effectuate such agreement, including the Sponsor Direct Investment, the Sponsor Equitization and the Sponsor backstop of the Rights Offering.

B.                       Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of the Debtors under the Prepetition Revolving Loan Credit Agreement, the Second Lien Notes Indenture, the Discount Notes Indenture and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (other than the First Lien Notes Indenture, which shall be restated in the form of the Amended First Lien Notes Indenture, and other certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan), shall be cancelled as to the Debtors, and the Reorganized Company shall not have any continuing obligations thereunder and (2) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except (A) such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan and (B) provided that no objections to the confirmation of the Plan are received or filed by such Indenture Trustee, any indemnification obligations with respect to the Indenture Trustees under the Indentures, which shall survive as contingent unsecured obligations having Administrative Claim status notwithstanding the cancellation of the Indentures) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, that any such indenture (including, but not limited to, the Indentures) or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of the Prepetition Revolving Loan Claims, Discount Notes Claims, First Lien Notes Claims and Second Lien Notes Claims (as applicable) to receive distributions under the Plan as provided herein (and the Indenture Trustees shall specifically maintain any charging lien and priority of payment that it may have against the distributions under the Plan to be made to the holders of applicable Claims for any fees, expenses, disbursements and advances under the Indentures or any other agreements until all such fees, expenses, disbursements and advances are paid pursuant to the Plan or otherwise), (b) allowing the Prepetition Revolving Loan Agent and the Indenture Trustees, if applicable, to make distributions under the Plan as provided herein, and (c) allowing the Prepetition Revolving Loan Agent and Indenture Trustees to seek compensation and/or reimbursement of reasonable fees and expenses in accordance with the terms of this Plan; provided, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Company, except to the extent set forth in or provided for under this Plan; provided further, however that notwithstanding the foregoing, all mortgages, deeds of trust, Liens, pledges or other security interests (excluding liens securing the First Lien Notes and the DIP Facility) shall be and are hereby deemed to be fully released and discharged in accordance with Article IX.J hereof, except to the extent (i) such mortgages, deeds of trust, Liens, pledges or other security interests are Reinstated and (ii) the Indenture Trustees may recover any amounts due to the Indenture Trustees from distributions to holders of the First Lien Notes Claims, Second Lien Notes Claims and Discount Notes Claims, as applicable, under this Plan; provided further, however that notwithstanding the foregoing the Indenture Trustees shall not be granted and shall not have any charging lien and/or priority of payment against the Debtors, the Reorganized Company, and/or their property, assets, or Estates.  On and after the Effective Date, all duties and responsibilities of the Prepetition Revolving Loan Agent under the Prepetition Revolving Loan Credit Agreement and the Indenture Trustees under the Indentures, as applicable, shall be discharged except to the extent required in order to effectuate the Plan.

C.                      Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan and all agreements incorporated herein, including the Reorganized Reddy Holdco Common Stock, and Reorganized Reddy Holdco Preferred Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities and the Confirmation Order shall so provide.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter; (2) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (3) the restrictions, if any, on the transferability of such securities and instruments, including, without limitation, those set forth herein; and (4) applicable regulatory approval.

D.                      Discount Notes Claim Distributions

Each holder of an Allowed Discount Notes Claim shall be entitled to receive such holder’s Pro Rata share of: (i) $4.68 million in Cash on the Effective Date (the “Discount Notes Initial Payment”) and (ii) $1.17 million (the “Discount Notes Subsequent Payment”) on the three month anniversary of the Effective Date or, in the Sponsor’s sole discretion, an earlier date (the “Discount Notes Subsequent Payment Date”), and such Discount Notes Subsequent Payment shall accrue interest at a rate of 7% per annum from the Effective Date until the Discount Notes Subsequent Payment Date.  In the event that the Arctic Acquisition is consummated prior to the Discount Notes Subsequent Payment Date, the distribution to the holders of Allowed Discount Notes Claims shall be increased by $2.34 million (the “Arctic Acquisition Discount Notes Payment”), which additional amount shall accrue interest at a rate of 7% per annum from the Effective Date until the Discount Notes Subsequent Payment Date.  In the event that the Arctic Acquisition is consummated after the Discount Notes Subsequent Payment Date, the Arctic Acquisition Discount Notes Payment shall be made within ten (10) business days following the Arctic Acquisition (the “Arctic Acquisition Discount Notes Payment Date”) and shall accrue interest at a rate of 7% per annum from the Effective Date until the Arctic Acquisition Discount Notes Payment Date.  For the avoidance of doubt, any obligation with respect to the Arctic Acquisition Discount Notes Payment, including payment of interest thereon, will terminate upon an Arctic Termination.  Reorganized Reddy Holdings’ obligation to make the Discount Notes Subsequent Payment and the Arctic Acquisition Discount Notes Payment, as applicable, shall be evidenced by promissory notes setting forth the terms of the distributions described in the Plan and otherwise reasonably acceptable to the holders of Allowed Discount Notes Claims, in substantially the form of Exhibit K to the Plan (the “Discount Notes Promissory Notes”).

E.                       Reddy Holdings General Unsecured Claim Settlement Payments

In the event that Class 8B Reddy Holdings General Unsecured Claims votes as a class to accept the Plan, the holders of the Allowed Second Lien Notes Guarantee Deficiency Claims shall waive their right to participate in any distribution of the Reddy Holdings General Unsecured Claim Settlement Payments, and the remaining holders of Allowed Reddy Holdings General Unsecured Claims shall receive, in full and final satisfaction of each Allowed Reddy Holdings General Unsecured Claim, their Pro Rata share of the Reddy Holdings General Unsecured Claim Settlement Payments.  The Reddy Holdings General Unsecured Claim Settlement Payments shall be made in complete satisfaction, settlement, discharge, and release of, all Claims and Causes of Action, including, but not limited to, any fraudulent conveyance or lien avoidance action relating to, in connection with or arising out of the Intercompany Claim.  For the avoidance of doubt, the Reddy Holdings General Unsecured Claim Settlement Payments shall not be evidenced by any promissory note or other instrument.

F.                       Estimation of the Subordinated 510(b) Claims

On the Petition Date, the Debtors will file a motion under section 502(c) of the Bankruptcy Code seeking to estimate at $0 all Subordinated 510(b) Claims based upon the purchase or sale of a Company security (the “Estimation Motion”).  In the event that a Final Order is not entered on the Estimation Motion on or before the Effective Date and/or the Securities Defendants in the Securities Litigations are not released pursuant to the Plan, the Company shall transfer a certain amount, acceptable to the Requisite Ad Hoc Noteholders, to the Securities Action Defense Reserve that would otherwise be payable to the holders of the Second Lien Notes Claims.  The funds therein shall be used by the Securities Defendants to fund costs related to the Securities Litigations, provided, however, any Cash that remains in the Securities Action Defense Reserve upon entry of a Final Order with respect to the Estimation Motion shall be returned to the operating accounts of the Reorganized Company.

G.                      New Stockholders’ Agreement

Each holder of shares of New Common Stock and New Preferred Stock representing 5% of the New Common Stock and the New Preferred Stock (on an as converted basis and without giving effect to the New Management Incentive Plan) may elect to become parties to the New Stockholders’ Agreement, pursuant to which such electing holders would be subject to transfer restrictions, voting obligations and drag-along obligation and would be entitled certain preemptive rights, tag-along rights and piggyback registration rights.

H.                      Corporate Existence

Except as otherwise provided herein, in the Corporate Governance Documents or elsewhere in the Plan Supplement, the Debtors, as Reorganized Company, shall continue to exist after the Effective Date with all the powers of a corporation or limited liability company, as the case may be, under the laws of their respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection therewith.

I.                           Reorganized Company’s Boards of Directors

The board of directors of Reorganized Reddy Holdings shall be initially comprised of seven (7) members, consisting of: (i) five (5) members to be appointed by the Sponsor (one (1) of which members shall be a current member of the existing board of directors for Reddy Holdings acceptable to the Sponsor), (ii) one (1) member to be appointed by Courage Capital and (iii) Reorganized Reddy Holdings’ Chief Executive Officer.  The board of directors of Reorganized Reddy Corp. shall initially be identical to the New Board of Reorganized Reddy Holdings.  The identity of the members of the New Board of the Reorganized Company will be identified in the Plan Supplement or in a filing with the Bankruptcy Court at or prior to the Confirmation Hearing and all such members of the New Boards shall be deemed endorsed and approved by the existing boards of Reddy Holdings and Reddy Corp.

J.                         Employee Benefits

Except as otherwise provided herein, on and after the Effective Date, the Reorganized Company may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity based compensation related to Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising before the Petition Date; provided, however, that the Debtors’ or Reorganized Company’s performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan.  Nothing herein shall limit, diminish or otherwise alter the Reorganized Company’s defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans.  For the avoidance of doubt, and in accordance with section 1129(a)(13) of the Bankruptcy Code, the Reorganized Company shall continue payment of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

K.                      New Management Incentive Plan

As soon as reasonably practicable after the Effective Date, the new board of directors of Reorganized Reddy Holdings shall be authorized to adopt the New Management Incentive Plan.  Under the New Management Incentive Plan, up to 15% of the Reorganized Reddy Holdco Common Stock, on a fully diluted basis (after giving effect to the Reorganized Reddy Holdco

Preferred Stock on an as converted basis), shall be allocable at the discretion of the New Board of Reorganized Reddy Holdings.

L.                        Vesting of Assets in the Reorganized Company

Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Releases by the Debtors) and any property acquired by any of the Reorganized Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances (except for Liens, if any, granted to secure the Exit Financing and the First Lien Notes).  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.                    Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Company may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (3) the filing of appropriate certificates or articles of incorporation or amendments thereof, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (4) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

N.                      Pursuit of Arctic Acquisition

The Company shall pursue the Arctic Acquisition in a manner consistent with and subject to the terms of the Investment Agreement.

O.                      Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Company; (2) the execution of and entry into the Exit Financing; (3) the distribution of the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock as provided herein and in the Investment Agreement; and (4) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Company, and any corporate action required by the Debtors or the Reorganized Company in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors or officers of the Debtors or the Reorganized Company.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Company, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, bylaws, operating agreements and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Company, including the Exit Financing and any and all other agreements, documents, securities and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Article V.O shall be effective notwithstanding any requirements under non-bankruptcy law.

P.                       Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Company and the managers, officers and members of the boards of directors thereof are authorized to issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Company, without the need for any approvals, authorization or consents except for those expressly required pursuant to the Plan.

Q.                      Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property in contemplation of, in connection with, or pursuant to the Plan shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any restructuring transaction authorized by Article V hereof; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; or (d) assignments executed in connection with any transaction occurring under the Plan.

R.                       D&O Liability Insurance Policies

Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies shall be deemed to be, and shall be treated as though they are, executory contracts and the Debtors shall assume (and assign to the Reorganized Company if necessary to continue the D&O Liability Insurance Policies in full force) all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies.  On or before the Effective Date, the Reorganized Company shall obtain reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) under a directors and officers’ liability insurance policy for the current and former directors, officers and managers for a period of six (6) years, which tail policy shall be acceptable to the Sponsor.

In addition, on the Effective Date, to the extent the Corporate Governance Documents of the Reorganized Company do not already contain such provisions, the Reorganized Company shall amend their Corporate Governance Documents to contain provisions which (i) eliminate the personal liability of the Debtors’ and the Reorganized Company’s then-present and future directors and officers for post-emergence monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized; and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Debtors’ and the Reorganized Company’s directors, officers, and other key employees (as such key employees are identified by the New Board) serving on or after the Effective Date for all claims and actions (excluding with respect to the Securities Litigations) to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized.

S.                        Indemnification Agreements

Notwithstanding anything herein to the contrary, as of the Effective Date, all Indemnification Agreements or indemnification obligations with directors, officers and employees of Reddy Corp. and Reddy Holdings shall be rejected and all claims arising from such rejections shall be afforded the treatment set forth in Classes 8A and 8B, respectively.  Claims arising from indemnification provisions or obligations contained in the Company’s bylaws, certificates of incorporation or other formation documents shall also be afforded the treatment set forth in Classes 8A and 8B.

T.                        Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article IX hereof), the Reorganized Company shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Company’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  The Reorganized Company may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Company.  No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Company, as applicable, will not pursue any and all available Causes of Action against them.  Except with respect to Causes of Action as to which the Debtors or Reorganized Company have released any Person or Person on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise), the Debtors or Reorganized Company, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Company expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

U.                      Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim.  Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim.

V.                       Non-Voting Equity Securities

The Corporate Governance Documents of the Reorganized Company shall provide, to the extent not already included in such Corporate Governance Documents, that the Reorganized Company shall not issue any non-voting equity securities to the extent required by Bankruptcy Code section 1123(a)(6).

W.                     Change in Control

The consummation of the Plan shall not constitute a change in ownership or change in control under any employee benefit plan or program, Executory Contract or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.  Nothing in this paragraph shall affect any change in ownership or change in control provisions contained in any employment agreement to which a Debtor is a party.

ARTICLE VI

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                       Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases, including the Investment Agreement and the Plan Support Agreement, shall be deemed assumed as of the Effective Date, unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) expired or terminated pursuant to its own terms before the Effective Date; (3) is the subject of a motion to reject filed on or before the Effective Date (and the Company shall file such motion with respect to contracts so designated by the Ad Hoc Noteholder Group); or (4) is identified as an Executory Contract or Unexpired Lease to be rejected pursuant to the Plan Supplement before the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, all assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by such order.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Company, as applicable, reserve the right to alter, amend, modify or supplement the list of Executory Contracts and Unexpired Leases identified in the Plan Supplement at any time before the Effective Date.  After the Effective Date, the Reorganized Company shall have the right to terminate, amend or modify any intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

B.                       Claims Based on Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; provided, that any such Rejection Claims arising from the rejection of an Unexpired Lease shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6).  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Company, the Estates or their property without the need for any objection by the Reorganized Company or further notice to, or action, order or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as an Unsecured Claim against the applicable Debtor and shall be treated in accordance with Article III hereof.  For the avoidance of doubt, any rejection damages shall be subject to any applicable statutory damages caps, including but not limited to those caps set forth in Bankruptcy Code section 502(b).

C.                      Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Company to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

D.                      Insurance Policies

Notwithstanding anything herein to the contrary, as of the Effective Date, the Debtors shall assume (and assign to the Reorganized Company if necessary to continue the Insurance Policies in full force) all of the Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Insurance Policies.

E.                       Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.

F.                       Reservation of Rights.

Nothing contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Company, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

G.                      Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

A.                       Record Date for Distributions

As of the Effective Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims or Interests.  The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.                       Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, on the next Distribution Date or as soon as reasonably practicable thereafter), each holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein.  All distributions provided for in the Plan shall be made only to the extent permitted by applicable law.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VIII hereof.  Except as otherwise provided herein, holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

No fractional shares of Reorganized Reddy Holdco Common stock or fractional shares of Reorganized Reddy Holdco Preferred Stock shall be issued or distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer.  Each Person entitled to receive Reorganized Reddy Holdco Common Stock or Reorganized Reddy Holdco Preferred Stock (collectively, the “New Securities”) shall receive the total number of whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock to which such Person is entitled.  Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New Security, the Reorganized Debtors, or any Disbursing Agent, agent or servicer, shall allocate separately one whole share of the Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock to such Person in order of the fractional portion of its entitlements, starting with the largest such fractional portion, until all remaining whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock have been allocated.  Upon the allocation of a whole share of the Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled.  If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock which remain to be allocated, the Reorganized Debtors, or any Disbursing Agent, agent or servicer shall allocate the remaining whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock to such holders by random lot or such other impartial method as the Reorganized Debtors, or any Disbursing Agent, agent or servicer deems fair.  Upon the allocation of all of the whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock authorized under the Plan, all remaining fractional portions of the entitlements, if any, shall be cancelled and shall be of no further force and effect.  No shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock will be issued and no other property will be distributed under the Plan or by the Reorganized Debtors or any Disbursing Agent, agent or servicer on account of entitlements, if any, to a fractional share of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock which fall below a threshold level to be determined by the Reorganized Debtors, or any Disbursing Agent, agent or servicer, after allocation of whole shares of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock in respect of fractional entitlements as described above.  Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional share of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock will not receive any such distribution if the fractional share of Reorganized Reddy Holdco Common Stock or fractional shares of Reorganized Reddy Holdco Preferred Stock such Person was to receive falls below such threshold.

C.                      Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Company as Disbursing Agent or such other Person designated by the Reorganized Company as a Disbursing Agent on the Effective Date.

D.                      Rights and Powers of Disbursing Agent

1.        Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) affect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.        Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Company in their reasonable discretion.

E.                       Distributions on Account of Claims Allowed After the Effective Date

1.        Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

2.        Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by the Debtors or the Reorganized Company, on the one hand, and the holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

F.                       Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.        Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Disbursing Agent: (a) to the signatory set forth on any of the Proof of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address; (d) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf or (e) at the addresses reflected in the Debtors’ books and records.  Distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  None of the Debtors, the Reorganized Company and the applicable Disbursing Agent shall incur any liability whatsoever on account of any distributions under the Plan except for gross negligence, willful misconduct or fraud.

Except as otherwise provided in the Plan, (i) all distributions to holders of Prepetition Revolving Loan Claims shall be governed by the Prepetition Revolving Loan Credit Agreement, and shall be deemed completed when made to the Prepetition Revolving Loan Agent, who shall in turn make distributions in accordance with the Prepetition Revolving Loan Credit Agreement, (ii) all distributions to holders of Second Lien Notes Claims shall be governed by the Second Lien Notes and the Second Lien Notes Indenture, and shall be deemed completed when made to the Second Lien Notes Indenture Trustee, who shall in turn make distributions in accordance with the Second Lien Notes and Second Lien Notes Indenture and (iii) all distributions to holders of Discount Notes Claims shall be governed by the Discount Notes Indenture, and shall be deemed completed when made to the Discount Notes Indenture Trustee, who shall in turn make distributions in accordance with the Discount Notes Indenture.

Distributions to be made on account of Second Lien Notes Claims shall be made by the Disbursing Agent to the Second Lien Notes Indenture Trustee, who shall act as the Disbursing Agent with respect to the distributions to holders of Second Lien Notes Claims.  The Second Lien Notes Indenture Trustee may transfer such distributions through the facilities of DTC (whether by means of book-entry exchange, free delivery or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with holders of Second Lien Notes Claims to the extent consistent with the customary practices of DTC.

Distributions to be made on account of Discount Notes Claims shall be made by the Disbursing Agent to the Discount Notes Indenture Trustee, who shall act as the Disbursing Agent with respect to the distributions to holders of Discount Notes Claims.  The Discount Notes Indenture Trustee may transfer such distributions through the facilities of DTC (whether by means of book-entry exchange, free delivery or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with holders of Discount Notes Claims to the extent consistent with the customary practices of DTC.

2.        Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date.  After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Company (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any holder to such property shall be discharged and forever barred.

Any Holder of an Allowed Claim that does not assert a Claim pursuant to this Plan for an undeliverable or unclaimed Distribution within six (6) months after the last Distribution Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such Claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, the Disbursing Agents, and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its and their property.  In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall become the property of the Reorganized Debtors, as applicable, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be distributed in accordance with the terms of this Plan.  Nothing contained in this Plan shall require the Debtors to attempt to locate any holder of an Allowed Claim; provided, however, that in his or her sole discretion, the Disbursing Agent may periodically publish notice of unclaimed Distributions.

G.                      Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

H.                     Setoffs

Except as set forth herein, the Debtors and the Reorganized Company, in consultation with the Sponsor, may withhold (but not set off except as set forth below) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Company may hold against the holder of any such Allowed Claim.  In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the

Reorganized Company may hold against the holder of any such Allowed Claim are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim) the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Company may hold against the holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount.  Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Company of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Company may possess against any such holder, except as specifically provided herein.

I.                           Claims Paid or Payable by Third Parties

1.        Claims Paid by Third Parties

The Debtors, or the Reorganized Company, as applicable, shall reduce in part or in full a Claim to the extent that the holder of such Claim receives payment in part or in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a holder of a Claim receives a distribution on account of such Claim receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.        Insurance Claims

No distributions under the Plan shall be made on account of Allowed Claims until the holder of such Allowed Claim has exhausted all remedies with respect to the Debtors’ Insurance Policies. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

3.        Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be made in accordance with the provisions of any applicable Insurance Policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Person may hold against any other Person, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

J.                         Allocation of Distributions Between Principal and Unpaid Interest

To the extent that any Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated on the Debtors’ books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the accrued but unpaid interest.

ARTICLE VIII

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS

A.                       Prosecution of Objections to Claim

Except as to Subordinated 510(b) Claims or by order of the Bankruptcy Court, holders of Claims shall not be required to file Proofs of Claim with the Bankruptcy Court.  The amount and validity of any disputed, contingent and/or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

B.                       Allowance of Claims

Except as expressly provided herein or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), the Reorganized Company after the Effective Date will have and retain any and all rights and defenses held by the Debtors with respect to any Claim as of the Petition Date.  All Claims of any Person against any Debtor shall be Disallowed unless and until such Person pays, in full, the amount it owes each such Debtor.

C.                      Distributions After Allowance

On the Distribution Date following the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

D.                      Estimation of Claims

On or shortly after the Petition Date, the Debtors will file the Estimation Motion, seeking to estimate all Subordinated 510(b) Claims based upon the purchase or sale of a Company security at $0, as set forth in greater detail in Article V.F herein.

The Debtors (before the Effective Date) or Reorganized Company (on or after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any

Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Person, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (before the Effective Date) or the Reorganized Company (after the Effective Date), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, objected to, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

E.                       Deadline to File Objections to Claims

The Debtors reserve their right to file objections to Claims, if any, on or before the Claim Objection Bar Date.

ARTICLE IX

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.                       Compromise and Settlement of Claims, Interests and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Company may compromise and settle Claims against them and Causes of Action against other Persons.

B.                       Mutual Releases by the Debtors and the Released Parties

Pursuant to section 1123(b) of the Bankruptcy Code and to the extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Plan

Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Company, the Estates, and each other Released Party from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Company, the Estates or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Company, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF RELEASES BY THE DEBTORS AND THE RELEASED PARTIES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE RELEASES ARE: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING AN CLAIM OF CAUSE OF ACTION RELEASED PURSUANT TO THE RELEASE.

C.                      Releases by Holders of Claims or Interests of Reddy Corp.

As of the Effective Date, each holder of a Claim or an Interest shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged Reddy Corp., Reorganized Reddy Corp. and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims assertable on behalf of Reddy Corp., (other than rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, Reddy Corp., Reddy Corp.’s restructuring, Reddy Corp.’s Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of Reddy Corp. or Reorganized Reddy Corp., the subject matter of, or the transactions or events giving rise to, any Claim or an Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between Reddy Corp. and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence including or pertaining to Reddy Corp. and taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of a Debtor, a Reorganized Debtor, or a Released Party that constitutes willful misconduct or gross negligence.

D.                      Releases by Holders of Claims or Interests of Reddy Holdings

As of the Effective Date, each holder of a Claim or an Interest shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged Reddy Holdings, Reorganized Reddy Holdings and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims assertable on behalf of Reddy Holdings, (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, Reddy Holdings, Reddy Holdings’ restructuring, Reddy Holdings Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of Reddy Holdings or Reorganized Reddy Holdings, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between Reddy Holdings and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence including or pertaining to the Debtors and taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of Reddy Holdings, Reorganized Reddy Holdings, or a Released Party that constitutes willful misconduct or gross negligence.

E.                       Exculpation

Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim, obligation, cause of action or liability for any Exculpated Claim, except for gross negligence or willful misconduct (to the extent such duty is imposed by applicable non-bankruptcy law), but in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Debtors and the Reorganized Company (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.                       Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan.  Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

G.                      Injunction

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE IX HEREOF, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THE EXCULPATED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE IX.J HEREOF.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE IX.C OR ARTICLE IX.D, DISCHARGED PURSUANT TO ARTICLE IX.F, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE IX.E, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH PERSONS OR THE PROPERTY OR ESTATE OF SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (4) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES.  ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY,

INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING ANY CLAIM AGAINST THE SECURITIES DEFENDANTS IN THE SECURITIES LITIGATIONS UNTIL SUCH TIME AS A FINAL ORDER IS ENTERED ON THE ESTIMATION MOTION.

H.                      Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.                           Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Persons, including Governmental Units, shall not discriminate against the Reorganized Company or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Company or another Person with whom such Reorganized Company have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.                         Release of Liens

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan (including the Exit Facility), on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be and hereby are deemed to be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Company and their successors and assigns.  For the avoidance of doubt, except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan (including the Exit Facility) all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be, concurrently with the applicable distributions made pursuant to the Plan, and hereby are deemed to be fully released and discharged on the Effective Date without any further action of any party, including, but not limited to, further order of the Bankruptcy Court or filing updated schedules or statements typically filed pursuant to the Uniform Commercial Code.

ARTICLE X

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE

A.                       Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Article X.C.

1.        The Bankruptcy Court shall have entered an order, which shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code, in form and substance reasonably acceptable to the Debtors and the Requisite Ad Hoc Noteholders, approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

2.        The Confirmation Order (a) shall be, in form and substance, reasonably acceptable to the Debtors and the Requisite Ad Hoc Noteholders (and to the extent the Confirmation Order affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent) (b) shall include a finding by the Bankruptcy Court that the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock to be issued on the Effective Date and thereafter will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code and (c) shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

3.        The Plan and the Plan Supplement, including any schedules, documents, supplements and exhibits thereto shall, in form and substance, be reasonably acceptable to the Debtors and the Requisite Ad Hoc Noteholders (and to the extent the Plan or Plan Supplement affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent).

B.                       Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Article X.C.

1.        The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein in form and substance acceptable to the Debtors and the Requisite Ad Hoc Noteholders (and to the extent such rejections relate to property that serves as Collateral under the DIP Facility or Prepetition Loan Credit Facility, the DIP Agent and the Revolving Loan Agent).

2.        The Exit Financing shall have been executed and delivered by all of the Persons that are parties thereto, and all conditions precedent to the consummation thereof shall have been waived, or satisfied in accordance with the terms thereof, and funding pursuant to the Exit Financing shall have occurred and the Exit Financing shall be acceptable to Debtors, the Requisite Ad Hoc Noteholders and, in their sole discretion, the Exit Lenders.

3.        The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Requisite Ad Hoc Noteholders (and to the extent the Confirmation Order affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent), shall have been entered by the Bankruptcy Court and shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

4.        All of the schedules, documents, supplements and exhibits to the Plan shall have been filed in form and substance reasonably acceptable to the Debtors and the Requisite Ad Hoc Noteholders (and to the extent the schedules, documents, supplements and exhibits to the Plan affect the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent).

5.        All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

C.                      Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article X may be waived at any time by the Debtors, subject to the consent of the Requisite Ad Hoc Noteholders and the DIP Agent and Revolving Loan Agent (but only with respect to those conditions for which such Agents’ consent otherwise is required in Article X); provided, however, that the Debtors may not waive entry of the Order approving the Disclosure Statement and the Confirmation Order.

D.                      Effect of Failure of Conditions

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against the Debtors; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or any other Person; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any holders or any other Person in any respect.

ARTICLE XI

MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

A.                       Modification and Amendments

Except as otherwise specifically provided herein, the Debtors reserve the right to modify the Plan, subject to the consent of the Requisite Ad Hoc Noteholders (and to the extent such modification affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent), and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend or modify materially the Plan with respect to any or all Debtors, subject to the consent of the Requisite Ad Hoc Noteholders (and to the extent such modification affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent) one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan or remedy any defect or omission, or reconcile any inconsistencies in the Plan or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan, in each case subject to the consent of the Requisite Ad Hoc Noteholders (and to the extent such modification affects the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims or Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent).  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article XI.

B.                       Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.                      Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Effective Date, subject to the consent of the Requisite Ad Hoc Noteholders.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Person; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by such Debtor or any other Person.

ARTICLE XII

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases and all matters, arising out of or related to, the Chapter 11 Cases and the Plan including jurisdiction to:

1.                        allow, disallow, determine, liquidate, classify, estimate or establish the priority, Secured or Unsecured status or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or Unsecured status, priority, amount or allowance of Claims;

2.                        decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                        resolve any matters related to: (a) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Rejection Claims, Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Company amending, modifying or supplementing, after the Effective Date, pursuant to Article VI, any Executory Contracts or Unexpired Leases the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired.

4.                        ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.                        adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                        adjudicate, decide or resolve any and all matters related to any Cause of Action;

7.                        adjudicate, decide or resolve any and all matters related to the Investment Agreement, but only to the extent that such matters relate to the Arctic Acquisition;

8.                        adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

9.                        enter and enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code;

10.                  resolve any avoidance or recovery actions under sections 105, 502(d), 542 through 551 and 553 of the Bankruptcy Code;

11.                  resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;

12.                  resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with or under the DIP Loan Agreement;

13.                  resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with or under the Prepetition Revolving Loan Credit Agreement, Second Lien Notes Indenture, First Lien Notes Indenture and Discount Notes Indenture;

14.                  issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan;

15.                  resolve any cases, controversies, suits, disputes or Causes of Action with respect to the discharge, releases, injunctions, exculpations, indemnifications and other provisions contained in Article IX and enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

16.                  enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

17.                  determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan;

18.                  adjudicate any and all disputes arising from or relating to distributions under or payments or transfers contemplated by the Plan;

19.                 consider any modifications of the Plan, cure any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20.                  determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

21.                  hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

22.                  hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

23.                  hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

24.                  enforce all orders previously entered by the Bankruptcy Court;

25.                  hear any other matter not inconsistent with the Bankruptcy Code; and

26.                  enter an order concluding or closing the Chapter 11 Cases.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.                       Immediate Binding Effect

Subject to Article X.B, and notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or any other Bankruptcy Rule, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Company and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Persons that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Person acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.                       Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan; provided that such agreements and documents are reasonably acceptable to the Requisite Ad Hoc Noteholders, the DIP Agent and the Revolving Loan Agent (but with respect to such Agents only to the extent that such documents affect the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims and the Prepetition Revolver Claims).  The Debtors or Reorganized Company, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                      Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the Plan, any statement or provision contained in the Plan or any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests before the Effective Date.

D.                      Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries or guardian, if any, of each Person.

E.                       Service of Documents

After the Effective Date, any pleading, notice or other document required by the Plan to be served or delivered shall be served as follows:

1.  If to the Reorganized Company, to:

Reddy Ice Corporation
8750 North Central Expressway
Suite 800
Dallas, TX 75231
Attn: Steven J. Janusek

with copies to:

DLA Piper LLP
1251 Avenue of the Americas
New York, NY 10020
Attn: Jamie Knox and Gregg Galardi

2.  If to the Ad Hoc Noteholder Group, to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd
New York, NY 10019
Attn: Joshua A. Feltman

-and-

Kirkland & Ellis LLP (as counsel to Centerbridge)
300 North LaSalle
Chicago, IL 60654
Attn:  Anup Sathy

-and-

Kirkland & Ellis LLP (as counsel to Centerbridge)
601 Lexington Ave.
New York, NY 10022
Attn:  Joshua Sussberg

3.  If to the DIP Agent and Prepetition Revolving Loan Agent, to:

Macquarie
One North Wacker Drive, 7th Floor
Chicago, IL 60606
Attn:  Ashok Vishnubhakta and Raymond Lam

with copies to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn: David R. Seligman and Sarah Hiltz Seewer

After the Effective Date, the Debtors may, in their sole discretion, notify Persons that, in order to continue receiving documents pursuant to Bankruptcy Rule 2002, such Persons must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of Persons receiving documents pursuant to Bankruptcy Rule 2002 to those Persons who have filed such renewed requests.

F.                       Entire Agreement

Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

G.                      Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date, but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

H.                      Severability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court void or unenforceable, the Bankruptcy Court, at the request of the Debtors and the Sponsors shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms and (2) integral to the Plan and may not be deleted or modified without the Debtors’ and the Sponsor’s consent (and to the extent such modifications affect the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims and Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent).

I.                           Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon request to the Debtors’ counsel, by contacting DLA Piper LLP, 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, Attn: Sarah Castle, at the Bankruptcy Court’s website at https://ecf.txnb.uscourts.gov/ or at the website of Kurtzman Carson Consultants LLC, at www.kccllc.net.  To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

J.                         Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of Plan securities offered and sold under the Plan, and, therefore, will have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock offered and sold under the Plan.

K.                      Closing of Chapter 11 Cases

The Reorganized Company shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

L.                        Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, that if there is a conflict between this Plan and a Plan Supplement document, the Plan Supplement document shall govern and control and provided further, however, that if there is a conflict between the Plan and the DIP Order, the DIP Order shall control.

Dated: April 11, 2012

Respectfully submitted,

Reddy Ice Holdings, Inc.
(for itself and on behalf of Reddy Ice Corporation)

	By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Executive Vice President, Chief
Financial Officer and Treasurer

Vincent Slusher (TX-00785480)
DLA PIPER LLP (US)
1717 Main Street, Suite 4600
15th Floor
Dallas, Texas 75201
(214) 743-4500

-and-

Gregg M. Galardi
James C. Knox
Gabriella L. Zborovsky
Sarah E. Castle
DLA PIPER LLP (US)
1251 Avenue of the Americas
27th Floor
New York, New York 10020
(212) 335-4500

-and-

Chris L. Dickerson
Jeremy R. Hall
DLA PIPER LLP (US)
203 N. LaSalle Street
Suite 1900
Chicago, Illinois 60601
(312) 368-4000

Proposed Counsel for Debtors and Debtors in Possession

EXHIBIT A TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

NON-EXCLUSIVE LIST OF RETAINED CLAIMS AND CAUSES OF ACTION

[To be included in the Plan Supplement]

A-1

EXHIBIT B TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

REORGANIZED REDDY HOLDINGS’ CERTIFICATE OF INCORPORATION

B-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REDDY ICE HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is Reddy Ice Holdings, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801.  The name of the registered agent of the Corporation for service of process at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

Section 1.                                            Authorized Shares.  The total number of shares of all classes of capital stock that the Corporation has authority to issue is three hundred million one (300,000,001) shares, consisting of:

(a)                                  One hundred million (100,000,000) shares of initially undesignated Preferred Stock, par value $0.0001 per share (the “Preferred Stock”);

(b)                                 200,000,000 (200,000,000) shares of Common Stock, par value $0.0001 per share (“Common Stock”), and the Corporation is specifically authorized to issue fractional shares of Common Stock; and

(c)                                  One (1) share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”).

The Preferred Stock, the Common Stock and the Class A Common Stock shall have the rights, preferences and limitations set forth below.

Section 2.                                            Preferred Stock.  The Board of Directors is authorized, subject to limitations prescribed by law or any stock exchange on which the Corporation’s securities may then be listed, to provide by resolution or resolutions for the issuance of all or any of the shares of Preferred Stock in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such class or series, and any qualifications, limitations or restrictions thereof, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, in each case, as may be stated in such resolution or resolutions.  Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class.  Subject to Section 1 of this Article Four, the Board of Directors is also expressly authorized to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding.  In case the number of shares of any class or series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

Section 3.                                            Common Stock.

(a)                                  General  Except as (i) otherwise required by law or (ii) expressly provided in this Second Amended and Restated Certificate of Incorporation (as amended from time to time, this “Certificate of Incorporation”), each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(b)                                 Voting Rights.  Except as otherwise provided by the DGCL or this Certificate of Incorporation and subject to the rights of holders of the Class A Common Stock and any class or series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock, and each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders of the Corporation.

(c)                                  Dividends.  Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock (i) shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article Four.

2

(d)                                 Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of any Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis.  A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(d).

(e)                                  Preemptive Rights.  Except to the extent provided in that certain Stockholders Agreement, to be dated on or about                          , 2012, among the Corporation and its stockholders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), no holder of Common Stock shall have any preemptive or similar rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

(f)                                    Registration or Transfer.  The Corporation shall keep or cause to be kept at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock.  Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.  The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

(g)                                 Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at the stockholder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(h)                                 Notices  All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

3

(i)                                     Fractional Shares.  In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

Section 4.                                            Class A Common Stock.

(a)                                  Voting Rights.  The holder of the share of Class A Common Stock shall be entitled to vote with all voting securities of the Corporation on all matters submitted to the holders of voting securities for vote.  The holder of Class A Common Stock shall be entitled to cast 10,000,000 votes per share.

(b)                                 Dividends.  The holder of the share of Class A Common Stock shall not be entitled to the payment of any dividends or distributions.

(c)                                  Liquidation Rights.  In the event of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of the Class A Common Stock shall be entitled to receive an amount in cash equal to $0.01.

(d)                                 Redemption.  The Class A Common Stock shall not be redeemable except as set forth in this Section 4(d) of Article Four.  Unless a later date or event is otherwise approved by the Board of Directors of the Corporation, the share of Class A Common Stock shall be automatically redeemed by the Corporation out of funds legally available therefor at a redemption price of $0.01 with no further action required on the part of the holder of the Class A Common Stock upon the earliest of any of the following to occur:

(i)                                     the Arctic Acquisition (as defined in that certain Investment Agreement by and among the Corporation, Reddy Ice Corporation, a Nevada corporation, and Centerbridge Capital Partners II, L.P., a Delaware limited partnership, dated as of [               ,] 2012 (the “Investment Agreement”); or

(ii)                                  the Investor Equitization (as defined in the Investment Agreement).

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Section 1.                                            Covered Period.  Notwithstanding anything to the contrary in this Certificate of Incorporation, the provisions of this Article Six and the limitation of liability, indemnification, insurance and other rights contemplated hereby shall apply (a) with respect to only the period commencing from and after the Effective Date (as defined in that certain Prepackaged Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated [                ], 2012 (the “Plan”)) and only after consummation of the transactions contemplated to be completed prior to or on the Effective Date pursuant to the Plan (such period, the “Covered

4

Period”) and not in any way with respect to any time prior to the Covered Period, (b) with respect to the service of any individual covered hereby, only to the extent that such service occurred during the Covered Period and not with respect to any service that occurred prior to the Covered Period and (c) with respect to actions, breaches, alleged breaches, conduct, omissions or other matters that would otherwise be covered hereby, only in the event that, and only to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters occurred during the Covered Period and not with respect to, or to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters that occurred prior to the Covered Period.

Section 2.                                            Limitation of Liability.

(a)                                  To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), no person who is or at any time has been a director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b)                                 Any repeal or modification of subparagraph (a) of this Section 1 of Article Six shall not adversely affect any right or protection of a director existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

Section 3.                                            Right to Indemnification.  Each director and officer, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, and their respective heirs, administrators and executors, shall be indemnified and held harmless by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the DGCL as it may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto).  Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall include indemnification for all expense, liability and loss (including attorneys’ fees, costs and charges, and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such indemnitee’s service as a director or officer of the Corporation (whether or not the expense, liability or loss arises out of such indemnitee’s official capacity as a director or officer), or service at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding to which the indemnitee is a party or threatened to be made a party, had no reasonable cause to believe the indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which he or she

5

reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Each employee and agent of the Corporation and each person who serves or may have served at the request of the Corporation as an employee or agent of another corporation, or as an employee or agent of any partnership, joint venture, limited liability company, trust, association or other enterprise may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the same extent as provided herein with respect to directors and officers of the Corporation.  The provisions of this Section 2 of Article Six shall apply to any member of any committee appointed by the Board of Directors of the Corporation as fully as though such person shall have been an officer or director of the Corporation.  The right to indemnification conferred in this Section 2 of Article Six shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 of Article Six or otherwise.

Section 4.                                            Procedure for Indemnification.  Any indemnification or advance of expenses (including attorneys’ fees, costs and charges) under Section 2 of this Article Six shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the undertaking contemplated by Section 2 of this Article Six has been delivered to the Corporation), upon the written request of the indemnitee.  If a determination by the Corporation that the indemnitee is entitled to indemnification pursuant to this Article Six is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.  If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the undertaking contemplated by Section 2 of this Article Six has been delivered to the Corporation), the right to indemnification or advances as granted by this Article Six shall be enforceable by the indemnitee in any court of competent jurisdiction.  Such indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any action by an indemnitee for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 2 of this Article Six, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.  The

6

procedure for indemnification of employees and other agents for whom indemnification and advancement of expenses is provided pursuant to Section 2 of this Article Six shall be the same procedure set forth in this Section 3 for directors and officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing indemnification and advancement of expenses for such employee or agent.

Section 5.                                            Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 6.                                            Service for Subsidiaries.  Any person serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” for this Article Six) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.

Section 7.                                            Reliance.  Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director or officer of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Six in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article Six shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 8.                                            Other Rights; Continuation of Right to Indemnification.  The provisions of this Article Six shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may now or in the future be entitled, as a matter of law or under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.  All rights to indemnification under this Article Six shall be deemed to be a contract between the Corporation and each person entitled to indemnification under Section 2 of this Article Six at any time while this Article Six is in effect.  Any repeal or modification of this Article Six or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such person entitled to indemnification under Section 2 of this Article Six or the obligations of the Corporation arising hereunder with respect to any actual or threatened action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 9.                                            Exception to Right of Indemnification and/or Advancement of Expenses.  Notwithstanding any other provisions of this Article Six and except as may otherwise be agreed

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by the Corporation, no person shall be entitled to indemnification or advancement of expenses by the Corporation with respect to any action, suit or proceeding brought by such person (other than an action, suit or proceeding brought by such person (a) by way of defense or counterclaim, (b) to enforce such person’s rights under this Certificate of Incorporation or under the Corporation’s bylaws, or (c) to enforce any other rights of such person to indemnification or advancement of expenses by the Corporation under any contract or under statute or applicable law, including any rights under Section 145 of the DGCL), unless the bringing of such action, suit or proceeding shall have been approved by the Board of Directors of the Corporation.

Section 10.                                      Definitions.  For the purposes of this Article Six, (a) references to “the Corporation” include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, limited liability company, trust, association or other enterprise shall stand in the same position under the provisions of this Article Six with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity; (b) references to “other enterprises” include employee benefit plans; (c) references to “fines” include any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (e) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

Section 11.                                      Savings Clause.  If this Article Six or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall, subject in all cases and respects to the limitations of Section 1 of this Article Six, nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 2 of this Article Six as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article Six to the fullest extent permitted by any applicable portion of this Article Six that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 12.                                      Jurisdiction.  The Court of Chancery of the State of Delaware (the “Court of Chancery”) shall have exclusive jurisdiction to hear and determine all actions for indemnification or advancement of expenses brought with respect to this Article Six, and the Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees) under this Article Six.

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ARTICLE SEVEN

Section 1.                                            Certain Acknowledgements.  In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers and/or employees of Centerbridge Capital Partners II, L.P. and its affiliates (collectively, “Centerbridge”), may serve as directors and/or officers of the Corporation, (ii) Centerbridge and Affiliated Companies thereof engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iii) non-employee directors of the Corporation may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage and (iv) the Corporation and its subsidiaries may engage in material business transactions with Centerbridge and Affiliated Companies thereof and that the Corporation is expected to benefit therefrom, the provisions of this Article Seven are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Centerbridge or Affiliated Companies and their respective principals, partners, directors, officers, members, managers, employees and/or agents, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.  In furtherance of the foregoing, the Corporation renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this Article Seven to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision).

Section 2.                                            Competition and Corporate Opportunities.  To the fullest extent permitted by law, none of Centerbridge nor any of its Affiliated Companies shall have any duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, (ii) doing business with any client, customer, supplier or other business relation of the Corporation or any of its subsidiaries, or (iii) making investments in any business that competes with the Corporation or any of its subsidiaries, and such acts shall not be deemed wrongful or improper.  To the fullest extent permitted by law, in the event that Centerbridge or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and neither Centerbridge nor any of its Affiliated Companies shall have any duty (contractual or otherwise) to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such corporate opportunity to another person.

Section 3.                                            Allocation of Corporate Opportunities.  In the event that a non-employee director of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and such non-employee director, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity and such non-employee director of the Corporation shall not have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate

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opportunity to another person, unless such corporate opportunity is expressly offered to such non-employee director in connection with which reference is expressly made to his or her service as a member of the Board of Directors.

Section 4.                                            Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Article Seven, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article Three or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or is one in which the Corporation has no interest or reasonable expectancy.

Section 5.                                            Agreements and Transactions with Centerbridge.  To the fullest extent permitted by law, but subject to any applicable provisions of the Stockholders Agreement, in the event that either of Centerbridge or any of its Affiliated Companies enters into an agreement or transaction with the Corporation or any of its subsidiaries, a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager, employee and/or agent of Centerbridge or any of its Affiliated Companies shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

(a)                                  The agreement or transaction was approved and determined to be at least as favorable to the Corporation and its subsidiaries as could be obtained from an independent third party, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and Centerbridge or any Affiliated Company thereof and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”), or (ii) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons (in either case irrespective of whether the non-Interested Persons constitute a quorum of the Board of Directors of the Corporation or such committee); or

(b)                                 The agreement or transaction was approved in good faith, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and Centerbridge or any Affiliated Company thereof and the material terms and facts of the agreement or transaction, by an affirmative vote of a majority of the votes represented by shares of the Corporation’s Preferred Stock, Class A Common Stock and Common Stock entitled to vote (other than such shares held by Centerbridge or any Affiliated Company), voting together as a single class.

Section 6.                                            Certain Definitions.  For purposes of this Article Seven, “Affiliated Company” shall mean any entity which is directly or indirectly controlled by Centerbridge (other than the Corporation and any company that is controlled by the Corporation).

Section 7.                                            Amendment of this Article.  Any amendment, repeal or modification of this Article Seven shall not in any way diminish the rights or protections afforded by this Article

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Seven with respect to or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, repeal or modification.

Section 8.                                            Other Agreements.  Nothing in this Article Seven shall be construed to abrogate, terminate, override, limit or modify any agreement between Centerbridge or any Affiliated Company thereof and the Corporation or any of the Corporation’s subsidiaries with respect to the subject matter of this Article Seven.

Section 9.                                            Deemed Notice.  Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Seven.

ARTICLE EIGHT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE TEN

The Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation’s bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

* - * - * - * - *

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EXHIBIT C TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

BY-LAWS OF REORGANIZED REDDY HOLDINGS

C-1

SECOND AMENDED AND RESTATED
BYLAWS
OF
REDDY ICE HOLDINGS, INC.
A Delaware Corporation

(Adopted as of                        , 2012)

ARTICLE I.

OFFICES

Section 1.               Registered Office.  The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of the corporation’s registered agent at such address shall be The Corporation Trust Company.  The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.               Other Offices.  The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.               Annual Meetings.  An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place, if any, and/or the means of remote communication, if any, of the annual meeting shall be determined by the board of directors of the corporation.  No annual meeting of stockholders need be held if not required by the corporation’s certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2.               Special Meetings.  Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof.  Such meetings may be called at any time by a majority of the members of the board of directors and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president.  The date, time and place, if any, and/or the means of remote communication, if any, of any special meeting of stockholders shall be determined by the board of directors of the corporation.

Section 3.               Place of Meetings.  The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors and may also designate any means of remote communication with respect to such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.               Notice.  Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation.  If given by electronic transmission, such notice shall be deemed to be delivered (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting, and (2) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.  Any such consent to a method of delivery of notice shall be revocable by the stockholder by written notice to the corporation.  Any such consent to a method of delivery of notice shall be deemed revoked if (x) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (y) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.               Stockholders List.  The officer who has charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the entire time the meeting is in progress, and may be inspected by any

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stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder on a reasonably accessible electronic network during the entire time the meeting is in progress, and the information required to access such list shall be provided with the notice of the meeting.

Section 6.               Quorum.  The holders of a majority of the votes represented by the issued and outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the corporation’s certificate of incorporation.  If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place, if any.  When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7.               Adjourned Meetings.  When a meeting is adjourned to another time and place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.               Vote Required.  When a quorum is present, the affirmative vote of the majority of votes represented by shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.  Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 9.               Voting Rights.  Except as otherwise provided by the General Corporation Law of the State of Delaware or by the corporation’s certificate of incorporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.             Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be

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made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy.  At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.             Action by Written Consent.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, or by reputable overnight courier service, or by facsimile or electronic mail, with confirmation of receipt.  All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.  Any copy, facsimile or other reliable reproduction of consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12.             Action by Facsimile, Electronic Mail or Other Electronic Transmission Consent.  A facsimile, electronic mail or other electronic transmission by a stockholder (or by any person authorized to act on such person’s behalf) of a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an electronic mail message) shall be deemed to be written, signed, dated and delivered to the corporation for the purposes of this Article; provided that any such facsimile, electronic mail or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the facsimile, electronic mail or other electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such facsimile, electronic mail or other electronic transmission.  The date on which such facsimile, electronic mail or other

4

electronic transmission is transmitted shall be deemed to be the date on which such consent or proxy was signed, unless otherwise provided in such consent.  Any such facsimile, electronic mail or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of the board of directors or the Secretary of the corporation, each stockholder or other authorized person who delivered a consent by facsimile, electronic mail or other electronic transmission shall re-execute the original form thereof and deliver such original to the corporation at its registered office in the State of Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE III.

DIRECTORS

Section 1.               General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2.               Number, Election and Term of Office.  The number of directors as of the date of these by-laws shall be seven (7).  Thereafter, the number of directors shall be established from time to time in accordance with the provisions of that certain Stockholders Agreement, to be dated on or about                          , 2012, among the corporation and its stockholders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), by resolution of the board of directors.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors in compliance with the provisions of the Stockholders Agreement.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as otherwise provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal and Resignation.  Subject to the provisions of the Stockholders Agreement, Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation or the Stockholders Agreement, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Section 4.               Vacancies.  Except as otherwise provided in the corporation’s certificate of incorporation, board vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the provisions of the Stockholders Agreement by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until a successor is

5

duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.               Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these bylaws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6.               Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office.  Special meetings of the board of directors may be called by or at the request of at least two of the directors on at least 24 hours notice to each director, either personally, by telephone, by mail, and/or by electronic transmission.  In like manner and on like notice, the president must call a special meeting on the written request of at least a majority of the directors then in office promptly after receipt of such request.

Section 7.               Quorum, Required Vote and Adjournment.  Directors then in office holding a majority of the votes (or such greater number required by applicable law) of all directors then in office shall constitute a quorum for the transaction of business.  The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Each director shall be entitled to one vote on exactly the matter presented to the board for approval.

Section 8.               Committees.  The board of directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.               Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee then in office shall be necessary to constitute a quorum.

Section 10.             Communications Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

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Section 11.             Waiver of Notice and Presumption of Assent.  Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.             Action by Written Consent.  Unless otherwise restricted by the corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

OFFICERS

Section 1.               Number.  The officers of the corporation shall be elected by the board of directors and shall consist of a president and chief executive officer, one or more vice-presidents, a chief financial officer, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors.  Any number of offices may be held by the same person.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2.               Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal.  Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.               Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

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Section 5.               Compensation.  Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.               The President and Chief Executive Officer.  The president and chief executive officer shall be the chief executive officer of the corporation.  In the absence of the chairman of the board, the president shall preside at all meetings of the stockholders and board of directors at which he or she is present.  Subject to the powers of the board of directors, the president shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the board of directors are carried into effect.  The president shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws.

Section 7.               Chief Financial Officer.  The chief financial officer of the corporation shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller.  The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the president or the board of directors or as may be provided in these bylaws, including, without limitation, all powers of the treasurer set forth in Section 10 of this Article IV.

Section 8.               Vice-presidents.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president.  The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these bylaws may, from time to time, prescribe.

Section 9.               The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or bylaw, and shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe, and shall have custody of the corporate seal of the corporation, if any.  The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

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Section 10.             The Treasurer and Assistant Treasurer.  The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

Section 11.             Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may, from time to time, be prescribed by resolution of the board of directors.

Section 12.             Absence or Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.               Covered Period.  Notwithstanding anything to the contrary in these bylaws, the provisions of this Article V and the limitation of liability, indemnification, insurance and other rights contemplated hereby shall apply (i) with respect to only the period commencing from and after the Effective Date (as defined in that certain Prepackaged Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated [                ], 2012 (the “Plan”)) and only after consummation of the transactions contemplated to be completed prior to or on the Effective Date pursuant to the Plan (such period, the “Covered Period”) and not in any way with respect to any time prior to the Covered Period, (ii) with respect to the service of any individual covered hereby, only to the extent that such service occurred during the Covered Period and not with respect to any service that occurred prior to the Covered Period and (iii) with respect to actions, breaches, alleged breaches, conduct, omissions or other matters that would

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otherwise be covered hereby, only in the event that, and only to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters occurred during the Covered Period and not with respect to, or to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters that occurred prior to the Covered Period.

Section 2.               General.  The corporation shall indemnify and hold harmless, unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the corporation or any of its subsidiaries and whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), or any appeal of such proceeding, by reason of or arising out of the fact that he or she, or any other person for whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust, association or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees, costs and charges, and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding to which he or she is a party or threatened to be made a party, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Each employee and agent of the corporation and each person who serves or may have served at the request of the corporation as an employee or agent of another corporation, or as an employee or agent of any partnership, joint venture, limited liability company, trust, association or other enterprise may, in the discretion of the board of directors, be indemnified by the corporation to the same extent as provided herein with respect to directors and officers of the corporation.  The provisions of this Section 1 of Article V shall apply to any member of any committee appointed by the board of directors of the corporation as fully as though such person shall have been an officer or director of the corporation.  The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 3 of this Article V, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 3.               Procedure.  Any indemnification of a director or officer of the corporation provided for under Section 1 of this Article V or advance of expenses (including attorneys’ fees, costs and charges) provided for under Section 3 of this Article V shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days, provided that the undertaking contemplated by Section 3 of this Article V has been

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delivered to the corporation), upon the written request of the director or officer.  If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request.  If the corporation wrongfully denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not properly made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days, provided that the undertaking contemplated by Section 3 of this Article V has been delivered to the Corporation), the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action for indemnification or the advance of expenses (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholder) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.               Advances for Expenses.  Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 5.               Rights Not Exclusive.  The rights to indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, bylaw, provision of the corporation’s certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 6.               Exception to Right of Indemnification and/or Advancement of Expenses.  Notwithstanding any other subsections of this Article V and except as may otherwise be agreed by the corporation, no person shall be entitled to indemnification or advancement of expenses by the corporation with respect to proceeding brought by such person (other than a proceeding brought by such person (i) by way of defense or counterclaim, (ii) to enforce such person’s rights under the corporation’s certificate of incorporation or under these bylaws, or (iii) to enforce any

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other rights of such person to indemnification or advancement of expenses by the corporation under any contract or under statute or applicable law, including any rights under Section 145 of the DGCL), unless the bringing of such proceeding shall have been approved by the board of directors of the corporation.

Section 7.               Insurance.  The corporation shall have power to purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of this Article V.

Section 8.               Service for Subsidiaries.  Any person serving, or who has served, as a director or officer of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the corporation (a “subsidiary” for this Article V) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the corporation.

Section 9.               Reliance.  Persons who after the date of the adoption of the provisions of this Article V become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director or officer of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 10.             Contract Rights.  The provisions of this Article V shall be deemed to be a vested contract right between the corporation and each director and officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect.  Such contract right shall vest for each director and officer at the time such person is elected or appointed to such position, and no repeal or modification of this Article V or any such law shall affect any such vested rights or obligations of any current or former director or officer with respect to any actual or threatened action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 11.             Definitions.  For the purposes of this Article V, (a) references to “the corporation” include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, limited liability company, trust, association or other enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would if he or she

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had served the resulting or surviving corporation in the same capacity; (b) references to “other enterprises” include employee benefit plans; (c) references to “fines” include any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (e) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

Section 12.             Survival of Rights.  The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall continue as to a person who has ceased to be a director or officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 13.             Savings Clause.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall, subject in all cases and respects to the limitations of Section 1 of this Article V, nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this Article V as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article V to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 14.             Jurisdiction.  The Court of Chancery of the State of Delaware shall have exclusive jurisdiction to hear and determine all actions for indemnification or advancement of expenses brought with respect to this Article V, and the Court of Chancery of the State of Delaware may summarily determine the corporation’s obligation to advance expenses (including attorneys’ fees, costs and charges) under this Article V.

ARTICLE VI.

CERTIFICATES OF STOCK

Section 1.               Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by such holder in the corporation.  If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (ii) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be by facsimile, electronic mail or other electronic transmission.  In case any officer or officers who have signed, or whose facsimile, electronic mail or other electronic signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death,

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resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile, electronic mail or other electronic signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.  All certificates representing shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.  The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.               Replacement.  Upon receipt of evidence reasonably satisfactory to the corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation, or, in the case of any such mutilation, upon surrender of such certificate, the corporation shall (at the stockholder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 3.               Fixing a Record Date for Stockholder Meetings.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 4.               Fixing a Record Date for Action by Written Consent.  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by

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the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by facsimile, electronic mail or other electronic transmission, with confirmation of receipt.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.               Fixing a Record Date for Other Purposes.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.               Registered Stockholders.  Prior to the surrender to the corporation of the certificate or certificates representing a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.  The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.               Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series.  In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.               Dividends.  Subject to any applicable provisions of the corporation’s certificate of incorporation, dividends payable upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends

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may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the corporation’s certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.               Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.               Contracts.  The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.               Loans.  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.               Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.               Corporate Seal.  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.               Voting Securities Owned By Corporation.  Voting securities in any other corporation or other entity (such as a limited liability company, limited partnership or trust) held by the corporation shall be voted as directed by the board of directors, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.               Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have

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the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.               Exclusive Jurisdiction.  The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the corporation governed by the internal affairs doctrine.

Section 10.             Section Heading.  Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11.             Inconsistent Provisions.  These bylaws (other than Article V hereof) are subject in all respects to the provisions of the Stockholders Agreement.  In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Stockholders Agreement, the Stockholders Agreement shall control to the maximum extent permitted by the General Corporation Law of the State of Delaware.  In the event that any provision of these bylaws is or becomes inconsistent with any provision of the corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII.

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors at which a quorum is present by a vote of a majority of the directors. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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EXHIBIT D TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

REORGANIZED REDDY CORP.’S CERTIFICATE OF INCORPORATION

D-1

Annex A

CERTIFICATE OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

REDDY ICE CORPORATION

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) 78.390 and 78.403, the undersigned officer of Reddy Ice Corporation, a Nevada corporation, does hereby certify as follows:

A.            The corporation is under reorganization in a federal court pursuant to Title 11 of the United States Code.

B.            The corporation has filed a confirmed plan or order of reorganization, certified by the bankruptcy court, with the Nevada Secretary of State in accordance with NRS 78.622(2) and such plan or order (i) permits or requires the corporation to amend and restate its articles of incorporation as set forth in this certificate and (ii) authorizes the undersigned to cause this certificate to be filed with the Nevada Secretary of State without action of the corporation’s directors or stockholders pursuant to NRS 78.622(1).

C.            This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

REDDY ICE CORPORATION

ARTICLE I
NAME

The name of the corporation is Reddy Ice Corporation (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada.  The Corporation may maintain offices in such other places within or without the State of Nevada as maybe from time to time designated by the Board of Directors, or by the bylaws of the Corporation, and the Corporation may conduct all corporate business of every kind, nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada, as well as within the State of Nevada.

ARTICLE III
PURPOSE

The objects for which the Corporation is formed are to engage in any lawful activity for which corporations may be organized under the laws of the State of Nevada.

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ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 1,000 shares of common stock, $.01 par value per share.

ARTICLE V
DIRECTORS

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of directors shall not be reduced to less than one (1).  The Board of Directors shall be elected in such manner as shall be provided in the Bylaws of the Corporation.  The current Board of Directors consists of seven (7) directors.

ARTICLE VI
DURATION

The Corporation is to have perpetual existence.

ARTICLE VII
INDEMNIFICATION; EXCULPATION

Section 1.               Covered Period.  Notwithstanding anything to the contrary in these Articles of Incorporation, the provisions of this Article VII and the limitation of liability, indemnification and other rights contemplated hereby shall apply (a) with respect to only the period commencing from and after the Effective Date (as defined in that certain Prepackaged Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated [                ], 2012 (the “Plan”)) and only after consummation of the transactions contemplated to be completed prior to or on the Effective Date pursuant to the Plan (such period, the “Covered Period”) and not in any way with respect to any time prior to the Covered Period, (b) with respect to the service of any individual covered hereby, only to the extent that such service occurred during the Covered Period and not with respect to any service that occurred prior to the Covered Period and (c) with respect to actions, breaches, alleged breaches, conduct, omissions or other matters that would otherwise be covered hereby, only in the event that, and only to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters occurred during the Covered Period and not with respect to, or to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters that occurred prior to the Covered Period.

Section 2.               Payment of Expenses.  In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition

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of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 3.               Limitation on Liability.  The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.  If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

Section 4.               Repeal and Conflicts.  Any repeal or modification of Section 2 or Section 3 of this Article VII approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as  of the time of such repeal or modification.  In the event of any conflict between Section 2 or Section 3 of this Article VII and any other Article of the Corporation’s Articles of Incorporation, the terms and provisions of Section 2 and/or Section 3 of this Article VII shall control.

ARTICLE VIII
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

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IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation of Reddy Ice Corporation as of                     , 2012.

Name:
Title:

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EXHIBIT E TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

BY-LAWS OF REORGANIZED REDDY CORP.

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WRITTEN CONSENT OF THE [TRUSTEE]/[DESIGNATED OFFICER]

OF

REDDY ICE CORPORATION

                    , 2012

The undersigned, being [the trustee in bankruptcy]/[an officer] of Reddy Ice Corporation, a Nevada corporation (the “Corporation”), acting pursuant to Nevada Revised Statutes 78.622 and as directed by the [name of court] in accordance with that certain Prepackaged Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated                     , 2012 (the “Plan”), hereby adopts the following recitals and resolutions by written consent, in lieu of an action by the Corporation’s board of directors and/or sole stockholder, to be effective as of the date first set forth above:

Adoption of Bylaws Amendments

WHEREAS, pursuant to and in accordance with the Plan, the bylaws of the Corporation (the “Bylaws”) are to be amended as and to the extent set forth in Annex A hereto (collectively, the “Bylaws Amendments”);

THEREFORE, IT IS HEREBY RESOLVED, that the Bylaws Amendments are hereby authorized, approved and adopted, effective as of the date hereof or such other date as indicated in or required under the Plan.

[Signature appears on the following page.]

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Written Consent to be effective as of the date first written above.

Name:
Title:

[Written Consent (Bylaws Amendments) — Reddy Ice Corporation]

Annex A

Bylaws Amendments

A.                                   Section 9 of Article II of the Bylaws is hereby amended and restated to read in its entirety as follows:

“Method of Voting; Proxies.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are enhanced or limited by statute, by the Articles of Incorporation (including amendments thereto) or by agreement. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person, or by written proxy appointed by an instrument executed by such shareholder. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless a shareholder entitled to vote objects, in which case written ballots shall be used.”

B.                                     Section 5 of Article III of the Bylaws is hereby amended and restated to read in its entirety as follows:

“Removal.  Any director may be removed either for or without cause at any special or annual meeting of the shareholders by the affirmative vote of the holders of shares having two-thirds of the entire number of votes entitled to be cast for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.”

C.                                     Section 10 of Article VIII of the Bylaws is hereby amended and restated to read in its entirety as follows:

“Indemnification.

(A)           Notwithstanding anything to the contrary in these Bylaws, the provisions of this Section and the indemnification, advancement and other rights contemplated hereby shall apply (i) with respect to only the period commencing from and after the Effective Date (as defined in that certain Prepackaged Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated [                ], 2012 (the “Plan”)) and only after consummation of the transactions contemplated to be completed prior to or on the Effective Date pursuant to the Plan (such period, the “Covered Period”) and not in any way with respect to any time prior to the Covered Period, (ii) with respect to the service of any individual covered hereby, only to the extent that such service occurred during the Covered Period and not with respect to any service that occurred prior to the Covered Period and (iii) with respect to actions, breaches, alleged breaches, conduct, omissions or other matters that would otherwise be covered hereby, only in the event that, and only to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters occurred during the Covered Period and not with respect to, or to the extent that, such actions, breaches, alleged breaches, conduct, omissions or other matters that occurred prior to the Covered Period.

(B)             Any person who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, investigative or administrative, any appeal in such action suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such persons’ heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Nevada Revised Statutes are met prior to such advancement.

(C)             The right to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or otherwise.”

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BYLAWS
OF
REDDY ICE CORPORATION
A Nevada Corporation (the “Corporation”)

ARTICLE I.

OFFICES

Section 1.    Registered Office.    The Corporation shall have and continuously maintain a registered office in the State of Nevada which may be, but need not be, the same as its place of business (if located within the State of Nevada). The address of the registered office and the name of the registered agent at such address shall be as set forth in the Corporation’s Articles of Incorporation.

Section 2.    Place of Business.    In addition to its registered office, the Corporation may have offices and places of business at such places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1.    Annual Meetings.    Annual meetings of the shareholders shall be held at such times as shall be determined by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors, and shall transact such other business as may be properly brought before the meeting.

Section 2.    Special Meetings.    Unless otherwise provided by the Articles of Incorporation, special meetings of the shareholders may be called by the President, the Board of Directors or the holders of shares representing not less than 10% of the votes entitled to be cast on any issue at meetings of shareholders. A special meeting may be called for any purpose or purposes though business transacted at a special meeting shall be confined to the purposes stated in the notice of such meeting.

Section 3.    Place of Meetings.    Meetings of the shareholders of the Corporation shall be held at such places within or without the State of Nevada as shall be determined by the Board of Directors or, in the absence of such a determination, meetings of shareholders shall be held at the principal office of the Corporation.

Section 4.    Notice of Meetings.    Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.    Voting List.    At least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer-books. Such list shall be kept on file at the registered office or principal place of business of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 6.    Quorum of Shareholders; Adjournment.

(A)  The holders of shares representing a majority of the votes entitled to be cast at a meeting, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation or by these Bylaws. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

(B)  If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 7.    Organization; Order of Business.    The Chairman of the Board or such other person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy, and entitled to vote shall call to order any meeting of the shareholders and act as chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, but in his absence, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion; but the order of business to be followed at any meeting at which a quorum is present may be changed by the holders of shares of stock present in person or by proxy and entitled to vote at such meeting (determined by a majority of the votes cast).

Section 8.    Required Vote.    With respect to matters other than elections of directors, except as otherwise required by statute, the Articles of Incorporation or these Bylaws, the vote of the holders of shares representing a majority of the votes cast shall decide any question properly brought before such meeting. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.

Section 9.    Method of Voting; Proxies.    Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are enhanced or limited by statute, by the Articles of Incorporation (including amendments thereto) or by agreement. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person, or by written proxy appointed by an instrument executed by such shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless a shareholder entitled to vote objects, in which case written ballots shall be used.

Section 10.    Action Without Meeting.    Any action which must or may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by (I) the holders of all the shares entitled to vote with respect to the action that is the subject of the consent, or (ii) if the Articles of Incorporation so provide, the holders of shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing.

Section 11.    Telephone Meeting.    Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III.

DIRECTORS

Section 1.    Management of the Corporation.    The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation. Except to the extent otherwise limited by statute, the Articles of Incorporation, or these Bylaws, the Board of Directors shall have the broadest powers available under Nevada law.

Section 2.    Number.    The number of directors constituting the Board of Directors shall be determined from time to time by resolution of a majority of directors then in office, though less than a quorum; provided that at all times the number of directors shall be at least one (1) and no decrease shall have the effect of shortening the term of any incumbent director.

Section 3.    Qualifications, Election and Term.    Directors need not be residents of Nevada or shareholders of the Corporation. The directors constituting the Board of Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast by the shareholders entitled to vote at such election of directors. Each director, upon election to the Board of Directors, shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

Section 4.    Chairman of the Board.    The Board of Directors may elect a member from the Board of Directors to serve as Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors and shareholders.

Section 5.    Removal.    Any director may be removed either for or without cause at any special or annual meeting of the shareholders by the affirmative vote of the holders of shares having a majority of the entire number of votes entitled to be cast for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 6.    Vacancies.    Any vacancies occurring in the Board of Directors for any reason may be filled by a majority vote of the directors then in office, though less than a quorum, or by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided that, during the period between any two (2) successive annual meetings of shareholders, the Board of Directors may not fill more than two (2) vacancies resulting from an increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 7.    Place of Meeting.    The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Nevada.

Section 8.    Annual Meetings.    Each newly elected Board of Directors shall hold an annual meeting without further notice immediately following the annual meeting of shareholders and at the same place, unless such place or time is changed by a majority vote of the directors then elected and serving.

Section 9.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice at such times and places as may be fixed from time to time by resolutions adopted by the Board of Directors and communicated to all directors at their last known addresses. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

Section 10.    Special Meetings.    Special meetings of the Board of Directors may be called by the President on twenty-four (24) hours’ notice to each director either personally or by mail or by telegram or by facsimile. Special meetings shall be called by the President in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 11.    Quorum; Majority Vote.    At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in accordance with these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 12.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13.    Compensation.    The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing in these Bylaws shall be construed to preclude any directors from serving the Corporation in any capacity other than as a director and receiving compensation therefor.

Section 14.    Procedure.    The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 15.    Action Without Meeting.    Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent or a copy thereof shall be placed in the minute book of the Corporation.

Section 16.    Telephone Meeting.    Members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors of any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV.

COMMITTEES OF THE BOARD

Section 1.    Designation and Authority.    The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the authority of the Board of Directors to: amend the Articles of Incorporation (other than in connection with the issuance of shares in series); propose a reduction of the stated capital of the Corporation; approve a plan of merger or share exchange of the Corporation; recommend to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; amend, alter or repeal the bylaws of the Corporation or adopt new bylaws of the Corporation; fill vacancies in the Board of Directors; fill vacancies in or designate alternate members of any committee of the Board of Directors; fill any directorship to be filled by reason of an increase in the number of directors; elect or remove officers of the Corporation or members or alternate members of any committee of the Corporation; fix the compensation of any member or alternate members of such committee; or alter or repeal any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

Section 2.    Change in Number.    The number of members of any committee may be increased or decreased from time to time by resolution adopted by the Board of Directors.

Section 3.    Removal and Vacancies.    Members of committees may be removed by the Board of Directors. Vacancies in committees may be filled by the Board of Directors.

Section 4.    Transaction of Business.    Committees shall transact business (at meetings or by unanimous consent) in the same manner as the Board of Directors.

Section 5.    Responsibility.    The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE V.

NOTICE

Section 1.    Manner of Giving Notice.    Unless otherwise required by these Bylaws, whenever any notice is required to be given under law, the Articles of Incorporation or these Bylaws, such notice may be given in writing, and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or shareholder at his address or telex or facsimile transmission number, as the case may be. All notices shall be deemed to be given on the earlier of receipt or at the time when the same shall be deposited in the mail or with an express delivery service or when transmitted, as the case may be, addressed or directed to the proper destination as it appears on the records of the Corporation, with postage and fees thereon prepaid. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.    Waiver of Notice.    Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the expressed purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI.

OFFICERS, EMPLOYEES AND AGENTS:
POWERS AND DUTIES

Section 1.    Appointment of Officers.    The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents and Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person. Additionally, unless expressly prohibited by the Board of Directors, the President may appoint such assistant officers as the President deems necessary.

Section 2.    Qualifications.    Officers of the Corporation need not be directors or shareholders of the Corporation, or residents of the State of Nevada. Any two or more offices may be held by the same person.

Section 3.    Term of Office.    Each officer of the Corporation shall hold office for the term specified by the Board of Directors. If no term is specified, each officer shall hold office until his or her successor is chosen and qualifies, or until his or her earlier death, resignation or removal from office. The designation of a specific term of office does not grant to an officer any contract rights, and the Board of Directors may remove such officer as provided in these Bylaws.

Section 4.    Removal; Filling of Vacancies.    Any officer may be removed at any time, for or without cause, by the Board of Directors or, if appointed by the President, by the President. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy occurring in any office for any reason may be filled by the Board of Directors. A vacancy in any office held by an officer appointed by the President may be filled by the President unless such authority is limited by the Board of Directors.

Section 5.    Compensation.    The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors. The Board of Directors may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

Section 6.    Chairman of the Board.    The Chairman of the Board shall be selected among the members of the Board of Directors and will preside when present at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall be the highest officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the Corporation.

Section 7.    Chief Executive Officer.    Subject to the direction and authority of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities and each shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the Board of Directors. The Chief Executive Officer may from time to time delegate any of the aforementioned duties and responsibilities in accordance with these Bylaws to any officer who directly or indirectly reports to him.

Section 8.    President.    The President shall have charge of such properties, business and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the Chief Executive Officer, as well as all such powers as may be reasonably incident to such charge. Unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as the Board of Directors shall prescribe. The President shall report directly to the Chief Executive Officer and the Board of Directors.

Section 9.    Chief Operating Officer.    The Chief Operating Officer shall be responsible for the day to day operations of the Corporation and its subsidiaries, and will have such other powers and duties as designated in accordance with these Bylaws and as the Chief Executive Officer or the Board of Directors shall prescribe. The Chief Operating Officer shall report directly to the Chief Executive Officer and the Board of Directors.

Section 10.    Chief Financial Officer.    The Chief Financial Officer will be the principal accounting and financial officer of the Corporation and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. The Chief Financial Officer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Chief Financial Officer shall also perform, under the direction and subject to the control of the Chief Executive Officer, the President and the Board of Directors, such other duties as may be assigned by either of such officers.

Section 11.    Vice Presidents.    Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as a Chief Executive Officer or the President may from time to time delegate to him or her.

Section 12.    Secretary.    The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 13.    Assistant Secretaries.    Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 14.    Treasurer.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Chief Financial Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 15.    Assistant Treasurers.    Each Assistant Treasurer shall have only such powers and perform only such duties as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

Section 16.    Additional Powers and Duties.    In addition to the foregoing specially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer.

ARTICLE VII.

STOCK AND TRANSFER OF STOCK

Section 1.    Certificates Representing Shares.    Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Nevada, the holder’s name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.

Section 2.    Issuance.    Subject to the provisions of the statutes, the Articles of Incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Section 3.    Payment of Shares.    The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

Section 4.    Lost, Stolen or Destroyed Certificates.    The Board of Directors, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties, as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 5.    Transfers of Shares.    Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

Section 6.    Registered Shareholders.    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.    Restriction on Transfer of Shares of Stock.    These Bylaws authorize (but do not require) a restriction on the transfer of the Corporation’s shares which:

(A)  maintains the status of the Corporation as an electing small business corporation under Subchapter S of the United States Internal Revenue Code;

(B)  obligates the holders of the restricted stock to offer to the other holders of stock of the Corporation a prior opportunity, to be exercised within a reasonable time, to acquire the restricted stock pursuant to an agreement respecting the purchase and sale of the restricted stock;

(C)  obligates the Corporation to the extent permitted by law or any holder of stock of the Corporation to purchase the stock which is the subject of an agreement respecting the purchase and sale of the restricted stock; or

(D)  requires the Corporation and the holders of any stock of the Corporation to consent to any proposed transfer of the restricted stock for the purpose of preventing violations of federal or state law.

The Corporation will furnish to the holder of a certificate of stock in the Corporation, without charge, upon written request to the Corporation at its principal place of business or registered office, a copy of the Bylaws and the Agreement, if any, restricting the transfer of stock.

ARTICLE VIII.

MISCELLANEOUS

Section 1.    Fixing Record Dates.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may (i) fix in advance the record date for any such determination of shareholders, though such record date shall not be more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, shall not be less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken, or (ii) close the share transfer records for a period of not more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, for a period of not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the absence of any such action by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for the purpose of determining shareholders entitled to consent to an action shall be fixed in accordance with applicable statutes.

Section 2.    Reserves.    There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.    Signature of Negotiable Instruments.    All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

Section 4.    Fiscal Year.    The business of the Corporation shall be conducted on either a fiscal year or calendar year basis, and the selection of the basis to be used shall be, and is hereby delegated to the discretion of the Board of Directors.

Section 5.    Seal.    The Corporation’s seal, if obtained, shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. Except as expressly required by law, no action shall be invalid or unenforceable for failure to use the corporate seal in connection therewith.

Section 6.    Books and Records.    The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 7.    Resignation.    Unless otherwise expressly provided, any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.    Surety Bonds.    Such officers and agents of the Corporation (if any) as the President, or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

Section 9.    Interested Directors, Officers and Security Holders.    No contract or transaction between the Corporation and one or more of its directors, officers or security holders, or between the Corporation and any other corporation, partnership, association, trust, plan or other organization or enterprise in which one or more of the Corporation’s directors, officers or security holders are directors, officers, security holders, members or employees, or have a direct or indirect financial interest, shall be void or voidable solely because of such position or interest, solely because the director, officer or security holder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)   the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)   the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

(c)   the contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. No director shall be liable to account to the Corporation for any profits realized by, from or through any such contract or transaction by reason of an interest therein when such contract or transaction has been authorized or ratified in accordance with the foregoing. This section shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of this provision.

Section 10.    Indemnification.    Any person who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, investigative or administrative, any appeal in such action suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such persons’ heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Nevada Revised Statutes are met prior to such advancement.

The right to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or otherwise.

ARTICLE IX.

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

CERTIFICATE

I, A.J. LEWIS III, the undersigned President of REDDY ICE CORPORATION, do hereby certify that the foregoing is a true and correct copy of the Bylaws of said Corporation as duly approved at the organizational meeting of the Board of Directors of the Corporation and as duly amended by action of the Board of Directors through the date hereof.

WITNESS my hand and the seal of the Corporation this the 17th day of August 1998.

/s/ A.J. LEWIS III
A.J. LEWIS III, President

EXHIBIT F TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

PLAN SUPPORT AGREEMENT

[See Exhibit 99.2]

F-1

EXHIBIT G TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

FORM OF AMENDED FIRST LIEN INDENTURE

[See Exhibit A to the Disclosure Statement]

G-1

EXHIBIT H TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

INVESTMENT AGREEMENT

[See Exhibit 99.1]

H-1

EXHIBIT I TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

LIST OF REJECTED CONTRACTS AND LEASES

[To be included in the Plan Supplement]

I-1

EXHIBIT J TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

TERMS OF EXIT CREDIT FACILITY

J-1

Reorganized Reddy Ice Corporation
Reorganized Reddy Ice Holdings
Senior Secured First-Out Revolving Credit Facility(1)

This term sheet sets forth the changes to the terms of the Pre-Petition Credit Agreement that will be implemented in connection with the Exit Facility.

Borrower:

Reddy Ice Corporation, a Nevada corporation (the “Borrower”), reorganized pursuant to a prepackaged case (the “Borrower’s Case”) filed under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) (the “Bankruptcy Court”).

Guarantors:

The obligations of the Borrower shall be guaranteed by Reddy Ice Holdings, Inc. (“Holdings”) and each of Holdings’ and Borrower’s direct and indirect subsidiaries (each, a “Guarantor” and collectively the “Guarantors”), each reorganized pursuant a prepackaged case (collectively, the “Guarantors’ Cases” and, together with the Debtor’s Case, the “Cases”) filed under the Bankruptcy Code in the Bankruptcy Court.  The obligations also shall be guaranteed by any entity acquired by Holdings or Borrower pursuant to the proposed acquisition of Arctic Glacier Income Fund and its affiliates, and any other acquisitions (and all such entities shall immediately upon the acquisition thereof become “Guarantors” under the Exit Facility).

Administrative Agent:	Macquarie Bank Limited (the “Administrative Agent”)

Lenders:	Macquarie Bank Limited, and other parties to the Facility (as defined herein) from time (collectively, the “Lenders”)

Facility:	A first lien, first-out revolving credit facility (the “Exit Facility”) with an aggregate commitment of $50,000,000.

Fees:

The Exit Facility shall include (without limitation) a servicing fee, make-whole provisions and an anniversary fee (the “Anniversary Fee”), on the same terms and as set forth in the Letter Agreement between Borrower and Administrative Agent dated

(1)          Capitalized terms used but not defined herein have the meanings ascribed thereto in the DIP Facility as defined in the Commitment Letter dated as of April 10, 2012.

October 22, 2010 (as amended), beginning with the Anniversary Fee Amount of 1.50% due on October 22, 2012.

The Exit Facility shall also include (without limitation) the Applicable Prepayment Premium (as provided in the letter agreement between Borrower and Administrative Agent dated September 15, 2011), provided that the definition of Applicable Prepayment Premium will be revised to read:  “as of any date of determination, (a) from now until December 31, 2012, an amount equal to (i) 1.0% of the total amount of the Commitment reduced or terminated, plus (ii) 50% of all the Anniversary Fees that would have been payable on the Commitment Amount reduced or terminated, (b) from January 1, 2013 until January 1, 2014, an amount equal to 1.0% of the total amount of the Commitment reduced or terminated, and (c) thereafter, zero.”

Interest Rates:

The interest rates under the Exit Facility will be: LIBOR + 700 basis points, or, at the Borrower’s election, ABR + 600 basis points.

The Borrower may elect interest periods of 1, 2, 3 or 6 months for LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days) and interest shall be payable monthly.

ABR is the Alternate Base Rate, which is the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the rate of interest per annum publicly announced from time to time by the Administrative Agent in New York as its prime rate, and (iii) LIBOR (after giving effect to the LIBOR floor) for an interest period of one-month beginning on such day plus 1.0%; provided that the Base Rate shall be deemed to be not less than 2.50% per annum.

LIBOR will at all times include statutory reserves.

The LIBOR floor shall be 150 basis points.

Maturity:	The earliest of (x) October 22, 2014, and (y) the maturity date (whether by acceleration or otherwise) of the obligations under the Pre-Petition Note Agreements.

Priority and Liens:

All obligations and all guarantees in connection with the Exit Facility (including any cash management obligations) shall at all times be secured by a perfected first priority lien on all tangible and intangible property of the Borrower and Guarantors, including without limitation, all inventory, accounts receivable, general intangibles, chattel paper, owned real estate, real property leaseholds, fixtures and machinery and equipment, deposit accounts, patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property and capital stock of subsidiaries of the Borrower and Guarantors and other investment property, whether now existing or in the future created, and including all proceeds and products of any of the foregoing.

Conditions Precedent to Initial Borrowing:

(a) The definitive documentation in respect of the Exit Facility shall have been executed and delivered by the parties thereto and shall be substantially similar to the Pre-Petition Loan Documents, as amended, provided, that:

(i) thresholds and baskets will be adjusted as required by the Administrative Agent to reflect the Borrower’s reorganized capital structure;

(ii) financial ratios and test (but not the financial covenants) will be adjusted as required by the Administrative Agent to reflect the Borrower’s reorganized capital structure;

(iii) the maximum commitment amount shall be $50,000,000; and

(iv) any intercreditor agreement required by the Administrative Agent shall be in form and substance acceptable to the Administrative Agent and on market terms; provided, that an intercreditor agreement relating to the obligations under the Pre-Petition First First Lien Note Agreement (to the extent such obligations remain outstanding upon the effectiveness of the Exit Facility) that is the same form and substance as the First Lien Intercreditor Agreement (as such term is defined in the Pre-Petition Credit Agreement) shall be acceptable to the Administrative Agent.

(b) With respect to the cases:

(i) the Bankruptcy Court shall have entered the Approved Confirmation Order;

(ii) the Approved Reorganization Plan shall have been consummated; and

(iii) the Approved Reorganization Plan shall not have been revoked or withdrawn.

(c) After giving pro forma effect to the Approved Reorganization Plan and the borrowing of the loans under the Exit Facility on the closing date thereof:

(i) the Exit Facility shall have at least $7,500,000 available to be borrowed thereunder;

(ii) EBITDA (as defined in the Pre-Petition Credit Agreement) for the last twelve-month period shall be not less than $38,000,000;

(iii) the Borrower shall have received net proceeds of at least $25,000,000 from (i) the Sponsor (as defined in the Plan Support Agreement) and (ii) any holders of notes under the Pre-Petition Second-Lien Note Agreement, in the form of an equity contribution available to the Borrower for general corporate purposes; and

(iv) the aggregate principal amount of any Indebtedness (including any commitments to provide Indebtedness) of the Borrower and the Guarantors in effect upon the effectiveness of the Exit Facility shall not exceed the Exit Facility plus (x) with respect to the holdco notes, an amount and on terms (including, but not limited to, interest rate and maturity date) that are mutually agreed to by the Administrative Agent and the Borrower; provided, that (A) the aggregate amount of holdco notes outstanding shall not exceed

$11,700,000 at any one time, (B) the holdco notes shall have a maturity date to be agreed, and (C) the holdco notes shall at all times remain unsecured obligations without any covenants, and (y) $300,000,000 in respect of obligations under the Pre-Petition First Lien Note Agreement (such obligations to be payable at an interest rate to be not more than 11.25% per annum and subject to the same fees as in effect prior to the Petition Date), and the Borrower shall have provided to the Administrative Agent reasonably satisfactory support for the calculation of the aggregate amount of such Indebtedness.

Events of Default:

In addition to those included in the Pre-Petition Loan Documents, the Exit Facility shall include events of default relating to (a) the Sponsor’s failure to own voting securities of Holdings in an amount greater than 51% and failure to control a majority of the board of directors of Holdings; and (b) failure of the Sponsor (or its affiliates) to equitize (without any cash consideration paid or payable by the Borrower or any Guarantor and without any cash obligations of the Borrower or any Guarantor arising as a result thereof) its (or their) first lien obligations under the Pre-Petition Note Agreements in an amount of not less than $68,000,000 on or before December 31, 2012 unless prior to such date the Borrower and Guarantors shall have acquired substantially all of the assets of Arctic Glacier Income Fund (and its affiliates) in compliance with the terms of the Exit Facility.

EXHIBIT K TO THE

JOINT PLAN OF REORGANIZATION OF REDDY HOLDINGS, INC., ET AL.

FORM OF DISCOUNT NOTES PROMISSORY NOTE

K-1

REDDY ICE HOLDINGS, INC.(1)

[FORM OF]
PROMISSORY NOTE

[DATE]	UP TO $[AMOUNT INCLUDING PRO RATA SHARE OF ARCTIC ACQUISITION DISCOUNT NOTES PAYMENT]

FOR VALUE RECEIVED, REDDY ICE HOLDINGS, INC., a Delaware corporation (the “Issuer”), hereby promises to pay to [HOLDER] (together with its successors and assigns, the “Holder”), on each applicable Maturity Date (as defined in Section 1(b) below) the aggregate principal amount, if any, due on such Maturity Date as set forth in Sections 1(a) and (b) below (and identified as the Initial Payment Amount and the Additional Payment Amount), together with interest thereon calculated in accordance with the provisions of this Promissory Note (this “Note”).

1.                                       Principal; Prepayment.

(a)                                  On [DISCOUNT NOTES SUBSEQUENT PAYMENT DATE] (the “Initial Maturity Date”), the Issuer shall pay to the Holder $[PRO RATA SHARE OF DISCOUNT NOTES SUBSEQUENT PAYMENT] (the “Initial Payment Amount”), together with all accrued and unpaid interest on the Initial Payment Amount.

(b)                                 In the event that an Arctic Acquisition (as defined in the Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation (the “Plan”)) is consummated (the date of such consummation, the “Arctic Consummation Date”), the Issuer shall pay to Holder $[PRO RATA SHARE OF ARCTIC ACQUISITION DISCOUNT NOTES PAYMENT] (the “Additional Payment Amount”) on the Initial Maturity Date or, if the Arctic Consummation Date is on or after the Initial Maturity Date, on the date which is ten (10) business days following the Arctic Consummation Date (such applicable date, the “Additional Payment Maturity Date” and, together with the Initial Maturity Date, each a “Maturity Date”), together with all accrued and unpaid interest on the Additional Payment Amount, if any, payable pursuant to Section 2 below.

(c)                                  The Issuer shall be entitled to prepay all or any portion of the outstanding interest amount of this Note without premium or penalty at any time.  Any such prepayment shall be made together with all accrued and unpaid interest on the amount prepaid.  Unless sooner paid in accordance with the terms hereof, the entire unpaid Initial Payment Amount and Additional Payment Amount, if any, and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the Initial Maturity Date, in respect of the Initial Payment Amount, (ii) the Additional Payment Maturity Date, in

(1)  Bracketed, all capitalized terms used in this form of Note which are defined in the Plan have the meanings ascribed to them in the Plan.

respect of the Additional Payment Amount, if any, or (iii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default.

2.                                       Interest.

(a)                                  Interest shall accrue on any unpaid portion of the Initial Payment Amount from the date hereof to, but not including, the date of payment on a daily basis at a rate equal to 7.00% per annum (or, if less, at the highest rate then permitted under applicable law) (calculated on the basis of a 365/366 day year, as applicable).  All accrued and unpaid interest shall be payable on the Initial Maturity Date and will not be compounded.

(b)                                 In the event that an Arctic Acquisition is consummated prior to the Initial Maturity Date, interest shall accrue on any unpaid portion of the Additional Payment Amount from the date hereof to, but not including, the date of payment on a daily basis at a rate equal to 7.00% per annum (or, if less, at the highest rate then permitted under applicable law) (calculated on the basis of a 365/366 day year, as applicable).  All accrued and unpaid interest pursuant to the prior sentence shall be payable on the Initial Maturity Date and will not be compounded.

3.                                       Event of Default.

(a)                                  Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if the Issuer fails to pay when due and payable on the Initial Maturity Date and/or the Additional Payment Maturity Date, if applicable, any portion of the principal of this Note then due and payable, together with accrued and unpaid interest thereon.  The foregoing shall constitute an Event of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)                                 Consequences of Events of Default.

(i)                                     If an Event of Default has occurred and is continuing, the Holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).  If the Holder demands immediate payment of all or any portion of this Note, the Issuer shall immediately pay to the Holder all amounts due and payable with respect to this Note.  Notwithstanding anything to the contrary herein, in no event may the Holder declare any portion of the Additional Payment Amount (or any accrued interest thereon or other amounts with respect thereto) due and payable unless and until the Arctic Consummation Date shall have occurred.

(ii)                                  The Holder shall also have, and shall be entitled to exercise, any other rights which the Holder may have pursuant to applicable law.

(iii)                               The Issuer hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Issuer hereunder.

4.                                       Amendment and Waiver.  The provisions of this Note may be amended only with the consent of the Issuer and the Holder, and the Issuer may take any action prohibited under this Note, or omit to perform any act required to be performed by it under this Note, only if the Issuer has obtained the written consent of the Holder.

5.                                       Assignment, Transfer and Register.  The Holder may assign or transfer all or any portion of its interest in this Note in accordance with applicable securities laws.  No such transfer shall be effective until the Holder has surrendered this Note for cancellation and replacement, together with written notice to the Issuer of such transfer, which shall include such information as is necessary for the Issuer to maintain the Register.  The Issuer shall keep at its principal office a register (the “Register”) in which the Issuer shall provide for the registration of this Note and for the transfer of the same or any portion thereof.  Upon a surrender for registration of transfer of this Note or any portion thereof, the Issuer shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name(s) of such transferee(s) and, in the case of a transfer in part, a new Note in the appropriate partial amount registered in the name of such transferor.

6.                                       Cancellation.  Immediately upon the later of (x) the payment in full of all principal and accrued interest at any time owed on this Note and (y) an Arctic Termination (as defined in the Plan), this Note shall be automatically canceled and the Holder shall immediately surrender this Note to the Issuer for cancellation.  After cancellation of this Note, this Note shall not be reissued.

7.                                       Payments.  All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.

8.                                       Place of Payment.  Payments shall be delivered to the Holder at the address of the Holder set forth on the Issuer’s records or at such other address as is specified by prior written notice by a Holder to the Issuer.

9.                                       Governing Law.  All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

10.                                 Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Florida, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

11.                                 Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the address, facsimile number and email address of each party hereto shall be as set forth under such party’s name on the signature pages hereto or such other address, facsimile number or email address as shall be designated by such person in a written notice delivered to the other parties hereto.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the Issuer has executed and delivered this Promissory Note on the date first above written.

ISSUER:
REDDY ICE HOLDINGS, INC.

By:
Name:
Title:

Address:	Reddy Ice Holdings, Inc.
8750 North Central Expressway, Suite 1800
Dallas, Texas 75231

Signature Page to Promissory Note